UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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National Western Life Group, Inc.

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National Western Life Group, Inc.

PROXY STATEMENT

April 28, 2017
To Our Stockholders:
We cordially invite you to attend the 2017 Annual Meeting of Stockholders of National Western Life Group, Inc. ("we," "us," "our" or "NWLGI") to be held on June 23, 2017 at 8:30 a.m., local time, at the Moody Gardens Hotel at Seven Hope Boulevard, Galveston, Texas 77554.
At the annual meeting, in addition to electing nine members to our board of directors, you will be asked to ratify the appointment of our independent registered public accounting firm, BKD, LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2017, consider and act upon, by a non-binding advisory vote, a resolution to approve the compensation of our Named Executive Officers, and conduct a non-binding advisory vote on the frequency for future advisory votes to approve executive compensation.
This year we are again using the "Notice and Access" method of providing proxy materials to you via the Internet. We believe that this process provides you with a convenient and quick way to access your proxy materials and vote your shares, while allowing us to reduce the costs of printing and distributing the proxy materials and conserve resources. On or about May 5, 2017, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and our 2016 annual report and vote via the Internet. The Notice also contains instructions on how to receive a paper copy of the proxy materials and our 2016 annual report.
Your vote is important, no matter how many or how few shares you may own. Whether or not you plan to attend the annual meeting, please take the time to vote by completing, signing, and mailing the enclosed proxy card in the postage-paid envelope provided or by voting by telephone or over the Internet.
Our Board of Directors and management look forward to greeting those of you who are able to attend the annual meeting. The accompanying notice of meeting and this proxy statement provide specific information about the annual meeting and explain the various proposals. Please read these materials carefully.
Thank you for your continued support of and interest in our company.

Sincerely,

Ross R. Moody
Chairman of the Board,
President and Chief Executive Officer

This proxy statement is dated April 28, 2017 and is being first sent to NWLGI stockholders on or about May 5, 2017.

National Western Life Group, Inc.
850 East Anderson Lane
Austin, Texas 78752-1602
(512) 836-1010

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of National Western Life Group, Inc.:

The 2017 Annual Meeting of Stockholders ("Annual Meeting") of National Western Life Group, Inc. (the "Company" or "NWLGI") will be held on Friday, June 23, 2017 at the Moody Gardens Hotel at Seven Hope Boulevard, Galveston, Texas 77554 at 8:30 a.m. local time for the following purposes:

1.
Elect three designees of holders of Class A Stock and six designees of holders of Class B Stock, for a total of nine members to the board of directors of NWLGI, who shall hold office until the next annual stockholders’ meeting or until their respective successors have been elected or appointed;

2.	Ratify the appointment of the firm of BKD, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017;

3.	Consider and act upon, by a non-binding advisory vote, a resolution to approve the compensation of our Named Executive Officers;

4.	Conduct a non-binding advisory vote on the frequency for future advisory votes to approve executive compensation; and
5.    Transact other business that may properly come before the Annual Meeting, or any adjournment or adjournments thereof.

These items are fully described in the proxy statement, which is part of this notice. The Company has not received notice of other matters that may be properly presented at the Annual Meeting.

Pursuant to the rules of the Securities and Exchange Commission, NWLGI has elected to provide access to our proxy materials over the Internet. Accordingly, we will mail, beginning on or about May 5, 2017, a Notice of Internet Availability of Proxy Materials to our stockholders of record and beneficial owners as of the record date of April 25, 2017. All stockholders and beneficial owners will have the ability to access all of the proxy materials on a website referenced in the Notice of Internet Availability of Proxy Materials as of the date of mailing of the Notice of Internet Availability of Proxy Materials.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS: Copies of the proxy statement and the Annual Report on Form 10-K for the year ended December 31, 2016, are available at http://www.cstproxy.com/nwlgi/2017.

The Board of Directors of the Company has fixed the close of business on April 25, 2017 as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof.  A complete list of stockholders will be open to examination by any stockholder for any purpose germane to the Annual Meeting between the hours of 9:00 a.m. and 5:00 p.m., local time, at the offices of the Company at 850 East Anderson Lane, Austin, Texas 78752-1602 for ten days prior to the Annual Meeting.  If you would like to view the stockholder list, please call the Company Secretary at (512) 836-1010 to schedule an appointment.  The list will also be available at the Annual Meeting and may be inspected by any stockholder who is present.

Regardless of the number of shares of National Western Life Group, Inc. common stock you hold, as a stockholder your vote is important and the Board of Directors of the Company strongly encourages you to exercise your right to vote.  To ensure your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting.

By Order of the Board of Directors

April 28, 2017	Rey Perez
Senior Vice President - Chief Legal Officer and Secretary

IMPORTANT

STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND IN PERSON ARE URGED TO VOTE VIA THE INTERNET OR BY PHONE, OR REQUEST PAPER COPIES OF THE PROXY MATERIALS AND COMPLETE, SIGN, DATE, AND RETURN A PROXY CARD AS PROMPTLY AS POSSIBLE TO ENSURE ITS ARRIVAL IN TIME FOR THE ANNUAL MEETING.

ADDITIONAL INFORMATION

You should rely only on the information contained in this proxy statement or that to which we have referred you. We have not authorized anyone to provide you with any additional information. This proxy statement is dated as of the date listed on the cover page. You should not assume that the information contained in this proxy statement is accurate as of any date other than such date and the mailing of this proxy statement to stockholders shall create any implication to the contrary.

TABLE OF CONTENTS

PURPOSES OF THE ANNUAL MEETING    1
QUORUM AND VOTING    1
REVOCABILITY OF PROXY    3
SOLICITATION    3
PROPOSAL 1: ELECTION OF DIRECTORS    4
Nominees for the Board of Directors    4
EXECUTIVE OFFICERS    7
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS    8
Relationships among Directors and Executive Officers    9
Transactions with Related Persons, Promoters, and Certain Control Persons    9
Review, Approval, and Ratification of Transactions with Related Persons    10
INFORMATION RELATING TO OUR BOARD OF DIRECTORS    10
The Board of Directors    10
Meetings of the Board of Directors    10
Attendance at Annual Meetings of Stockholders    10
Board Leadership / Affirmative Determinations Regarding Director Independence    10
Risk Management    11
COMMITTEES OF THE BOARD OF DIRECTORS    11
DIRECTOR NOMINATIONS    12
DIRECTOR QUALIFICATIONS    13
NWLGI Director Nominees    13
COMMUNICATIONS WITH THE BOARD OF DIRECTORS    13
CODE OF ETHICS    13
COMPENSATION AND STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION    14
COMPENSATION DISCUSSION AND ANALYSIS    14
Compensation Committee Report    21
Summary Compensation Table    22
All Other Compensation    23
Grants of Plan-Based Awards    23
Outstanding Equity Awards at December 31, 2015    26
Option Exercises and Stock Vested    28
Pension Benefits    29
Non-Qualified Deferred Compensation    31
Potential Payments Upon Termination or Change in Control    31
Director Compensation    34
PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM    36
Audit Fees    36
PROPOSAL 3: NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR
NAMED EXECUTIVE OFFICERS    37
PROPOSAL 4: NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY
VOTING ON EXECUTIVE COMPENSATION    38
AUDIT COMMITTEE REPORT    39
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT    40
Owners of More Than 5% of Our Common Stock    40
Directors and Executive Officers    42
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE    43
OTHER INFORMATION    43
Annual Report to Stockholders    43
Deadlines for Submitting Stockholder Nominations and Proposals    43
Documents Available Without Charge    44

National Western Life Group, Inc.
850 East Anderson Lane
Austin, Texas 78752-1602
(512) 836-1010

PROXY STATEMENT
2017 ANNUAL MEETING OF STOCKHOLDERS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS: Copies of this Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2016 are available at http://www.cstproxy.com/nwlgi/2017.

This proxy statement and the accompanying proxy are being made available to stockholders on or about May 5, 2017 in connection with the solicitation by the Board of Directors (the "Board of Directors") of National Western Life Group, Inc. of proxies to be used at the 2017 Annual Meeting of Stockholders (the "Annual Meeting") of National Western Life Group, Inc. to be held on Friday, June 23, 2017 at the Moody Gardens Hotel at Seven Hope Boulevard, Galveston, Texas 77554 at 8:30 a.m. local time.  Our principal executive offices are located at 850 East Anderson Lane, Austin, Texas 78752-1602.  Unless the context requires otherwise, references in this proxy statement to "NWLGI," "the Company," "we," "us," or "our" refer to National Western Life Group, Inc. and its wholly owned subsidiaries, including National Western Life Insurance Company, or NWLIC.

PURPOSES OF THE ANNUAL MEETING
The purposes of the annual meeting are to:

1.
Elect three designees of holders of Class A Stock and six designees of holders of Class B Stock, for a total of nine members to the board of directors of NWLGI, who shall hold office until the next annual stockholders' meeting or until their respective successors have been elected or appointed (Proposal 1);

2.	Ratify the appointment of the firm of BKD, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 (Proposal 2);
3.    Consider and act upon, by a non-binding advisory vote, a resolution to approve the compensation of our Named Executive Officers (Proposal 3);

4.	Conduct a non-binding advisory vote on the frequency for future advisory votes to approve executive compensation (Proposal 4); and

5.	Transact such other business as may properly come before the meeting or any adjournment thereof.

QUORUM AND VOTING

Holders of record of our Class A common stock, par value $0.01 per share (the "Class A Stock"), and our Class B common stock, par value $0.01 per share (the "Class B Stock" and, together with the Class A Stock, the "Common Stock"), at the close of business on April 25, 2017, will be entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof.  As of April 25, 2017, there were 3,436,166 shares of Class A Stock outstanding, held by 2,872 holders of record and 200,000 shares of Class B Stock outstanding, held by two holders of record.  The number of holders of record does not include any beneficial owners for whom shares of Common Stock may be held in "nominee" or "street" name.

Stockholders of record at the close of business on April 25, 2017 will be entitled to vote at the Annual Meeting.  Each stockholder is entitled to one vote per share held by such holder on all matters coming before the Annual Meeting, except as otherwise described below.

The presence, in person or by proxy, of the holders of one-half (1/2) of the total of each of the Class A Stock and the Class B Stock will constitute a quorum at the Annual Meeting.  If a quorum is not present or represented at the Annual Meeting, the stockholders entitled to vote thereat, present in person or represented by proxy, have the power to adjourn the Annual Meeting from time to time without further notice, other than announcement at the Annual Meeting, until a quorum is present.  At such reconvened Annual Meeting at which a quorum is present, any business may be transacted as originally noticed.  Abstentions and broker non-votes
(shares held by a broker or nominee that does not have the authority to vote on a matter, and has not received instructions from the beneficial owner) are counted as present in determining whether the quorum requirement is met.

Election of Directors. Article V of our Restated Certificate of Incorporation, as amended (as so amended, the "Restated Certificate of Incorporation"), provides that the Class A stockholders have the exclusive right to elect one-third (1/3) of the members of our Board of Directors, plus one director for any remaining fraction, and that the Class B stockholders have the exclusive right to elect the remaining members of our Board of Directors. Our Amended and Restated Bylaws ("Bylaws") provide that directors are elected by a plurality vote of each class of stock voting separately. Abstentions and broker non-votes will not have any impact on the result of the vote on this item.
In view of Robert L. Moody’s ("Mr. Moody") ownership, as of April 25, 2017, of more than 99% of the outstanding shares of Class B Stock, as well as Mr. Moody’s ownership of 33.9% of the Class A Stock outstanding (see Stock Ownership table below), Mr. Moody holds the voting power to elect a majority of our Board of Directors. We are considered to be a controlled company, and Mr. Moody is the controlling stockholder.
Ratification of Independent Registered Public Accounting Firm. The affirmative vote of a majority of the shares of the Class A and Class B Common Stock, voting together as the same class, cast at the annual meeting, in person or by proxy, is required to ratify the appointment of BKD, LLP to serve as our independent registered public accounting firm. Abstentions will not have any impact on the result of the vote on this item.
A Non-Binding Advisory Vote to Approve the Compensation of Our Named Executive Officers. The advisory proposal will be approved if a majority of the shares of the Class A and Class B Stock, voting together as the same class, cast at the annual meeting, in person or by proxy, are voted in favor of the proposal. Abstentions and broker non-votes will be treated as unvoted for purposes of determining approval of this proposal and will have neither the effect of a vote for or vote against the proposal.

A Non-Binding Advisory Vote on the Frequency for Future Advisory Votes to Approve Executive Compensation. The advisory proposal for a three year frequency will be approved if more of the shares of the Class A and Class B Stock, voting together as the same class, cast at the annual meeting, in person or by proxy, are voted in favor of the proposal than in favor of the other options available. Abstentions and broker non-votes will be treated as unvoted for purposes of determining approval of this proposal and will have neither the effect of a vote for or vote against the proposal.
The Inspector of Elections for the Annual Meeting will be Rey Perez, our Senior Vice President - Chief Legal Officer and Secretary, and he will tabulate the votes.  We will announce preliminary voting results at the Annual Meeting.  The final official voting results from the Annual Meeting will be disclosed in a Current Report on Form 8-K to be filed within four business days after the Annual Meeting.
You may vote your proxy by Internet, telephone, or mail, as explained below.  Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Daylight Time, on June 22, 2017.  Voting your proxy does not limit your right to vote in person should you decide to attend the Annual Meeting.  The law of Delaware, under which NWLGI is incorporated, specifically permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the Inspector of Elections of the Annual Meeting can determine that such electronically transmitted proxy was authorized by the stockholder.  If your shares are held in the name of a broker, bank, or other holder of record, you will be provided voting instructions from the holder of record. If you vote by Internet or telephone, please do not mail in a proxy card as it will revoke your Internet or telephone proxy.

•
Internet.  Access the Internet voting site at http://www.cstproxy.com/nwlgi/2017.  Follow the on-screen instructions and be sure to have the control number listed on your proxy card available when you access the Internet voting site.  Please note that stockholders that vote through the Internet must bear all costs associated with electronic access, including Internet access fees.

•	Telephone. Dial the toll free number found on your proxy card. Follow the voice prompts and be sure to have the control number listed on your proxy card available when you call.

•
Mail. If you requested printed copies of the proxy materials, you may vote by mail by simply marking, signing, dating, and returning the proxy card in the postage-prepaid envelope provided for your convenience.

If a stockholder properly uses the Internet voting procedures described on the proxy card, or calls the toll-free telephone number, or completes, signs, dates, and returns the proxy card, by 7:00 p.m., Eastern Daylight Time, on June 22, 2017, his, her, or its shares will be voted at the Annual Meeting in accordance with his, her, or its instructions.  If a stockholder returns a proxy card unsigned or undated, his, her, or its vote cannot be counted.  If a stockholder signs and dates a proxy card, but does not fill out the voting instructions on the proxy card, the shares represented by the proxy will be voted in accordance with the Board of Directors' recommendations, as follows:

•	FOR the election of each of the nominees to the Board of Directors to hold office until the next annual stockholders' meeting or until their respective successors have been elected or appointed;

•	FOR the ratification of the appointment of the firm of BKD, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017;

•	FOR the non-binding advisory approval of the compensation of our Named Executive Officers;

•	FOR the non-binding advisory vote of a three year frequency for future advisory votes to approve executive compensation; and

•
In addition, if any other matters properly come before the Annual Meeting, Ross R. Moody, our President and Chief Executive Officer, and Rey Perez, our Senior Vice President - Chief Legal Officer and Secretary, the named proxies, have discretionary authority to vote on those matters in accordance with their best judgment.  The Board of Directors is not currently aware of any other matters that may come before the Annual Meeting.

REVOCABILITY OF PROXY

The proxy is for use at the Annual Meeting if a stockholder will be unable to attend in person.  The proxy (whether submitted by mail, telephone, or Internet) may be revoked by a stockholder at any time before it is exercised on the date of the Annual Meeting by:

•	executing and delivering a written notice of revocation to the Secretary of NWLGI at our principal executive offices;

•	submitting a later-dated proxy by Internet in the manner specified above, by telephone in the manner specified above, or in writing to the Secretary of NWLGI at our principal executive offices; or

•	attending and voting in person at the Annual Meeting.

Attendance at the Annual Meeting will not revoke a proxy unless a stockholder provides written notice of revocation to the Secretary of NWLGI before the proxy is exercised or unless the stockholder votes his or her shares in person at the Annual Meeting.  Street name holders that vote by proxy may revoke their voting instructions in accordance with their broker's, bank's, or other nominee's procedures.

SOLICITATION

This solicitation is made on behalf of our Board of Directors. The cost of preparing, assembling, printing, and mailing the Notice of Internet Availability of Proxy Materials, Notice of Annual Meeting of Stockholders, this proxy statement, the proxy card, and any additional materials, as well as the cost of soliciting the proxies will be borne by us, including reimbursement paid to brokerage firms and other custodians, nominees, and fiduciaries for reasonable costs incurred in forwarding the proxy materials to, and solicitation of proxies from, the beneficial owners of shares held by such persons. In addition, our officers, directors, and other regular employees, without additional compensation, may solicit proxies by mail, email, personal interview, telephone, or other electronic transmission.

PROPOSAL 1:   ELECTION OF DIRECTORS

Our Restated Certificate of Incorporation and Restated Bylaws provide that the Board of Directors shall consist of a number of directors to be fixed from time to time exclusively by resolution of the Board of Directors.  The Board of Directors currently consists of nine members.  A Board of Directors composed of nine persons is recommended by the Board of Directors to be elected at the 2017 Annual Meeting to serve until the next Annual Meeting of Stockholders, or until their successors have been duly elected and qualified.  As such, proxies cannot be voted for a greater number of persons than the number of nominees named. Article V of the Restated Certificate of Incorporation of the Company provides that the Class A stockholders shall have the exclusive right to elect one-third of the Board of Directors, plus one director for any remaining fraction, and that the Class B stockholders shall have the exclusive right to elect the remaining members of the Board of Directors.  Accordingly, the Board of Directors recommends the election of three Class A nominees and six Class B nominees indicated below.  A plurality of each class of stock voting separately will be necessary to elect the directors of that particular class.  The Restated Certificate of Incorporation of the Company does not permit cumulative voting for directors.

It is the intention of the persons named in the proxy, in the absence of a contrary direction, to vote FOR the election of each of the nine persons named in this proxy statement as nominees for director for a one-year term expiring at the 2018 Annual Meeting of Stockholders or until their successors are duly elected and qualified or until their earlier death, resignation, or removal.

Nominees for the Board of Directors

Our nominees for the election of directors include four independent directors, as defined by the NASDAQ Listing Rules and determined by the Board of Directors, and two members of our senior management.  The names of the nominees for election as a director to serve until the 2018 Annual Meeting of Stockholders, or until their earlier death, resignation, or removal, and certain additional information with respect to each of them, are set forth below.  The nominees have consented to be named in this proxy statement and to serve as directors, if elected.  Except as indicated in "Relationships among Directors and Executive Officers" below, there are no family relationships among any of our executive officers or the director nominees.

If, at the time of or prior to the Annual Meeting, any of the nominees is unable or declines to serve, the persons named as proxies may use the discretionary authority provided in the proxy to vote for a substitute or substitutes designated by the Board of Directors.  If the proxy has been marked to withhold authority to vote for the nominees, the proxy will not then be voted either for or against such substitute nominees.  The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

Class A Nominees

Name of Director	Principal Occupation During Last Five Years and Directorships	Class Nominee	Age	Director Since*

David S. Boone	CEO of Aviation West Charters	Class A	56	2016
(1)(2)	and Lead Independent Director of Track
	Group

Stephen E. Glasgow	Partner, RAM Investments	Class A	54	2004
(1)(2)	Austin, Texas

E. J. Pederson	Managing Director, CitareTx, LLC;	Class A	69	1992
(1)(2)	Special Assistant to the Executive
	Vice President and CEO of the
	Texas A&M Health Science Center

Class B Nominees

Name of Director	Principal Occupation During Last Five Years and Directorships	Class Nominee	Age	Director Since*

Ross R. Moody	President and Chief Executive Officer	Class B	54	1981
	of the Company

Frances A. Moody-Dahlberg	Executive Director, The Moody Foundation	Class B	47	1990
	Dallas, Texas

Ann M. Moody	Director of Gal-Tex Hotel	Class B	79	2014
	Corporation, Transitional Learning
	Center, and Moody Endowment

E. Douglas McLeod	Attorney, Investments, and Chairman and	Class B	75	1979
	Director of Moody Gardens, Inc.

Charles D. Milos	Senior Vice President of NWLIC	Class B	71	1981

Louis E. Pauls, Jr.	President, Louis Pauls & Company;	Class B	81	1971
(1)(2)	Investments, Galveston, Texas

(1)	Member of Audit Committee.

(2)	Member of Compensation and Stock Option Committee.
* Prior to October 2015 reflects board of director service with National Western Life Insurance Company, Inc.
There are no arrangements or understandings pursuant to which any director was elected.  All directors hold office for a term of one year or until their successors are elected and qualified.

Class A Nominees
DAVID S. BOONE
Mr. Boone, a CPA, is CEO of Aviation West Charters, a private equity backed air ambulance company and is the lead independent director of Track Group, a publicly traded electronic monitoring company, since 2011.  Mr. Boone served as CEO of American CareSource, a NASDAQ traded health care services firm, from 2006-2011.  He has held executive roles with a variety of publicly traded and start-up organizations including Kraft General Foods, Sears, PepsiCo, Safeway, and Belo Corporation.  He has also been a consultant with the Boston Consulting Group.  Additionally, Mr. Boone also serves on a number of private company boards.  His extensive business background and experience managing regulated entities qualify Mr. Boone to serve as an independent member of our Board of Directors.

STEPHEN E. GLASGOW
Managing Partner of Texas GSA Holdings, LP, G-2 Development, LP, and RAM Investments, real estate development and investment companies, since 2006, 2003, and 1990, respectively.  Mr. Glasgow has developed and built a variety of different projects, including residential subdivisions, single and multi-family products, commercial office buildings, retail centers, and government properties.  Mr. Glasgow’s independence, experience, and financial acumen qualify him to serve as a member of our Board of Directors.

E. J. PEDERSON
Managing Director, CitareTx, LLC since July 2014. Director of American National Insurance Company; Special Assistant to the Executive Vice President and CEO of the Texas A&M Health Science Center from October 1, 2013 to June 2014; Interim President, Texas A&M Health Science Center and Interim Vice Chancellor for Health Affairs, The Texas A&M University System from October 2012 to October 2013; Management consultant from January 2007 to October 2012; Executive Vice President, The University of Texas Medical Branch, Galveston from 1986-2007; Vice President Business Affairs of the University of Texas at San Antonio from 1984-1986; and Vice President Business Affairs of the University of Texas at Dallas from 1980-1984.  Mr. Pederson's combination of independence, financial expertise, and experience qualify him to serve as a member of our Board of Directors.

Class B Nominees
ROSS R. MOODY
Director, President and Chief Executive Officer of NWLGI; Director of NWLIC since 1992, Chief Executive Officer since 2015, and President from 1992-2016; Director, Officer, and/or Manager of various Company subsidiaries; Director of American National Insurance Company since 2016; and Trustee of The Moody Foundation (charitable and educational foundation).  Mr. Moody's experience as former President and Chief Operating Officer of NWLIC, along with his experience as NWLIC's Chairman and Chief Executive Officer, provide him with significant insight into our operations and qualify him to serve as a member of our Board of Directors.

E. DOUGLAS McLEOD
Attorney; Investments; Chairman and Director of Moody Gardens, Inc. (charitable corporation); Past Director of Development of The Moody Foundation (charitable and educational foundation) from 1982 to 2013 (retired); Advisory Director of American National Insurance Company, Galveston, Texas; Vice President and Director of Colonel Museum, Inc. (charitable organization); Past Director and past Chairman of Center for Transportation and Commerce (charitable organization); Past Director and Executive Board Member, South Texas College of Law (law school); Past Member of State House of Representatives of the State of Texas (terms ended January 1983). Mr. McLeod's experience as an attorney and public official, including as a state legislator, as well as experience in real estate development and non-profit administration, allow him to provide a varied set of problem-solving skills and valuable insight to the Company as a member of our Board of Directors.
CHARLES D. MILOS
Senior Vice President – Mortgage Loans and Real Estate of NWLIC since 1983; Director, officer, and/or manager of various Company subsidiaries; and past President of Regent Care Management and Regent Care Management Services.  Mr. Milos was Vice President of Seal Fleet, Inc. from 1981-1983 and an Investment Analyst for NWLIC from 1976-1981.  Mr. Milos' considerable experience as a senior officer of NWLIC, along with his understanding of its operations, qualifies him to serve as a member of our Board of Directors.

ANN M. MOODY
Mrs. Moody has served as a director on the Board of Directors of Gal-Tex Hotel Corporation since 2011 and of the Transitional Learning Center and The Moody Endowment since 2012. She has previously served as a board member of Moody Gardens, First National Life Insurance Company, Westcap, Hometown Bank, Securities Management and Research, and the O'Connell High School Board. Mrs. Moody's extensive experience as a director of multiple regulated financial entities and her macroeconomic approach to management qualify her to serve as a member of our Board of Directors.

FRANCES A. MOODY-DAHLBERG
Executive Director and Trustee of The Moody Foundation (charitable and educational foundation) since January 1998; Coordinator, Charitable Requests for NWLIC since March 2010; a Trustee of The Moody Foundation since February 2004; Director of American National Insurance Company since 1987; Past Director of Gal-Tex Hotel Corporation (hotel management corporation) from March 2000 to December 2003; and past Director of The Moody Endowment (charitable corporation) from 1991 to February 2004.  Mrs. Moody-Dahlberg's significant director experience affords her with the qualities necessary to serve as a member of our Board of Directors.

LOUIS E. PAULS, JR.
Mr. Pauls was owner and President of Louis Pauls & Co., a municipal bond and investment firm, from 1958 until his retirement in March of 2016.  Mr. Paul's longstanding business knowledge and experience directing the management of NWLIC qualifies him to serve as a member of our Board of Directors.

The Board of Directors recommends that you vote "FOR" the election of the nominees for director to serve until the 2018 Annual Meeting of Stockholders.  All proxies executed and returned will be voted "FOR" the nominees unless the proxy specifies otherwise.

EXECUTIVE OFFICERS

The following persons are our executive officers, serving at the discretion of the NWLIC Board of Directors, as of April 25, 2017.  Except as set forth below, there are no family relationships among any of our executive officers or nominees for director.

Name	Age	Position Held (Date Appointed to Position)

Ross R. Moody	54	Chairman of the Board and Chief Executive Officer (2015), Director

K. Kennedy Nelson	68	President and Chief Operating Officer (2016)

Riad Hasan	44	Senior Vice President - Chief Information Officer (2016)

Carlos A. Martinez	52	Senior Vice President - International Marketing (2012)

Steven W. Mills	61	Senior Vice President - Chief Administrative Officer (2017)

Charles D. Milos	71	Senior Vice President - Mortgage Loans and Real Estate (1990), Director

Rey Perez	44	Senior Vice President - Chief Legal Officer and Secretary (2015)

Brian M. Pribyl	58	Senior Vice President - Chief Financial Officer and Treasurer (2001)

David D. Ramsey	45	Senior Vice President - Chief Actuary (2016)

Patricia L. Scheuer	65	Senior Vice President - Chief Investment Officer (1992)

Bruce E. Wood	56	Vice President - Controller (2014)

The biographies for Ross R. Moody, our Chairman of the Board, President and Chief Executive Officer, and Charles D. Milos, NWLIC's Senior Vice President – Mortgage Loans and Real Estate, are listed above under the heading "Nominees for the Board of Directors."

There are no arrangements or understandings pursuant to which any officer was elected. All officers hold office for a term of one year or until their successors are elected and qualified, unless otherwise specified by the Board of Directors.

K. KENNEDY NELSON
Ms. Nelson has been NWLIC's President and Chief Operating Officer since October 2016 and an NWLIC director since October 2015. Ms. Nelson served as Senior Vice President – Chief Actuary from January 2013 to October 2016, was NWLIC's Vice President - Valuation Actuary from January 2007 to December 2012, and Assistant Vice President - Associate Actuary from November 2002 to December 2006. Prior to joining NWLIC, Ms. Nelson was with G.P. Monnin Consulting, Inc. in Austin from February to November 2002; was Senior Vice President and Chief Operations Officer with Americo Life, Inc. from 1998 to 2000; and was with United Companies Life Insurance Company a.k.a United Life & Annuity Insurance Company from 1984-1998, holding the title of Executive Vice President, Chief Administrative Officer and Chief Actuary from 1993 to1998.

RIAD HASAN
Mr. Hassan has been NWLIC's Senior Vice President - Chief Information Officer since April 2016. Prior to his promotion, he served as Vice President of Information Technology for NWLIC from June 2015 to April 2016. Before joining NWLIC, Mr. Hassan served in various information technology and administrative capacities with: Genworth Financial between 2004 to 2015; GE Financial Assurance from 1999 to 2004; GE Capital Corporation from 1997 to February 1999; Vanstar Consulting from 1996 to 1997; and with Integrated Systems Consulting Group from 1995 to 1996.

DR. CARLOS A. MARTINEZ
Dr. Martinez has been NWLIC's Senior Vice President – International Marketing since June 2012. Dr. Martinez was Vice President - International Sales Development from May 2009 to June 2012, Assistant Vice President then Vice President of International New Business and Risk Selection from April 2004 to May 2009, and Senior Underwriter for the International Market from February 1997 to April 2004; prior to joining NWLIC, Dr. Martinez held the position of lead International Underwriter for Great Southern Life from 1996 to 1997 and for Citizens Life Insurance Company from 1994 to 1996.

STEVEN W. MILLS
Mr. Mills has been NWLIC's Senior Vice President - Chief Administrative Officer since February 2017. Prior to joining NWLIC, Mr. Mills was: Vice President of several departments at Sagicor Life Insurance Company from February 2006 to December 2016; executive director of United Way of Northwest Illinois, Inc. from January 2004 to January 2006; 2nd Vice President of Client Services for Trustmark Insurance Company from June 2003 to January 2004; 2nd Vice President of Client Services with Stewart & Associates from December 2002 to March 2003; and 2nd Vice President of Administration with Trustmark Insurance Company from January 1994 to September 2002.

REY PEREZ
Mr. Perez has been NWLIC's Senior Vice President – Chief Legal Officer and Secretary since February 2015, and he serves in those same positions with the Company.  Mr. Perez has been an NWLIC director since October 2015. Mr. Perez was Vice President – Corporate Counsel of NWLIC from December 2011 to February 2015, Assistant Vice President - Corporate Counsel from April 2006 to December 2011, and Corporate Counsel from May 2001 to April 2006.

BRIAN M. PRIBYL
Mr. Pribyl has been NWLIC's Senior Vice President – Chief Financial Officer and Treasurer since 2001, and he serves in those same positions with the Company.  Mr. Pribyl has been an NWLIC director since October 2015. Mr. Pribyl was an Executive Vice President – Chief Financial Officer, Treasurer and Secretary for Interstate Assurance Company from July 1990 to April 2001, and an Audit Manager for Price Waterhouse from 1983 to 1990.

DAVID D. RAMSEY
Mr. Ramsey has been NWLIC's Senior Vice President - Chief Actuary since November 2016. Prior to joining NWLIC, Mr. Ramsey served as: Senior Vice President - Chief Actuary & Chief Risk Officer of Continental Insurance Inc. from January 2016 to November 2016; Divisional Vice President and Chief Actuary of Great American Insurance from April 2014 to January 2016; Senior Consulting Actuary with Actuarial Resources Corporation from June 2012 to April 2014; President and Consulting Actuary of Allen Bailey & Associates from June 2006 to June 2012; and Associate Actuary with One American Financial Partners from June 1994 to June 2006.

PATRICIA L. SCHEUER
Ms. Scheuer has been NWLIC's Senior Vice President – Chief Investment Officer since 1992.  She was a Fixed Income Manager for Texas Permanent School Fund from February 1988 to August 1992, a Sr. Financial Analyst for Public Utility Commission of Texas from December 1984 to February 1988, and a Management Consultant for Deloitte Haskins & Sells from July 1983 to November 1984.

BRUCE E. WOOD
Mr. Wood has been NWLIC's Vice President - Controller and Assistant Treasurer since June 2014. Mr Wood was previously employed at property and casualty insurance carriers including as Controller of Capson Corporation from July 2012 to June 2014 and as Chief Accounting Officer of American Physicians Service Group from October 2001 to September 2011. He possesses thirty years of accounting and financial reporting experience including employment with Dell Financial Services, and various agencies of the State of Texas.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than as set forth in the following paragraphs, we are not aware of any transactions since the beginning of 2016 or any currently proposed transaction between us or our subsidiaries and any member of the Board of Directors, any of our executive officers, any security holder who is known to us to own of record or beneficially more than 5% of our Common Stock, or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 and in which any of the foregoing persons had, or will have, a direct or indirect material interest.  Except as otherwise noted and as applicable, we believe that each transaction described below is, or was, as the case may be, on terms at least as favorable to us as we would expect to negotiate with an unaffiliated party.

Relationships among Directors and Executive Officers

Ross R. Moody of Austin, Texas, the President and Chief Executive Officer and a director of the Company, is the stepson of Ann M. Moody and the half-brother of Frances A. Moody-Dahlberg.  Frances A. Moody-Dahlberg of Dallas, Texas, an employee of NWLIC and director of the Company, is the daughter of Ann M. Moody and the sister of Ross R. Moody.  E. Douglas McLeod of Galveston, Texas, a director of the Company, is the brother of Ann M. Moody.  Ann M. Moody, of Galveston, Texas, a director of the Company, is the sister of E. Douglas McLeod, mother of Frances A. Moody-Dahlberg, and stepmother of Ross R. Moody.

Please read "Compensation Discussion and Analysis" below for information regarding the payments and awards we made to our Named Executive Officers during 2016.

Transactions with Related Persons, Promoters, and Certain Control Persons

Robert L. Moody, Jr. ("Mr. Moody, Jr.") is the son of Robert L. Moody, the Company's controlling stockholder and Chairman Emeritus of the Board of Directors, the stepson of Ann M. Moody, a director of the Company, and is the brother of Ross R. Moody, the Company's Chairman, President and Chief Executive Officer, and half-brother of Frances A. Moody-Dahlberg who serves as a director of the Company. Frances A. Moody-Dahlberg is also an employee of NWLIC and she received $11,960 of compensation in 2016 for services as an employee.

Mr. Moody, Jr. wholly owns an insurance marketing organization that maintains agency contracts with NWLIC pursuant to which agency commissions are paid in accordance with NWLIC's standard commission schedules. Mr. Moody, Jr. also maintains an independent agent contract with NWLIC for policies personally sold under which commissions are paid in accordance with standard commission schedules.  In 2016, commissions paid under these agency contracts aggregated approximately $286,302.  In his capacity as an insurance marketing organization with NWLIC, Mr. Moody, Jr. also received marketing consulting fees of $48,000 in 2016 under a marketing consulting agreement that was terminated as of December 31, 2016.

Mr. Moody, Jr. further serves as the agent of record for several of NWLIC's benefit plans including the self-insured health plan.  In 2016, amounts paid to Mr. Moody, Jr. as commissions and service fees pertaining to NWLIC's benefit plans approximated $63,562. As of January 31, 2017, Mr. Moody, Jr. is no longer the agent of record for these plans.

Mr. Moody, Jr. is an Advisory Director of a wholly owned subsidiary of the Company.  As an Advisory Director, Mr. Moody, Jr. received director fees and other perquisites totaling $45,643 during 2016.

During 2016, management fees totaling $702,239 were paid to Regent Management Services, Limited Partnership ("RMS") for services provided to downstream nursing home subsidiaries of NWLGI.  RMS is 1% owned by general partner RCC Management Services, Inc. ("RCC"), and 99% owned by limited partner, Three R Trusts.  RCC is 100% owned by the Three R Trusts.  The Three R Trusts are four Texas trusts for the benefit of the children of Robert L. Moody (Robert L. Moody, Jr., Ross R. Moody, Russell S. Moody, and Frances A. Moody-Dahlberg).

NWLIC holds an investment totaling approximately 9.5% of the issued and outstanding shares of Moody Bancshares, Inc. at December 31, 2016.  Moody Bancshares, Inc. owns 100% of the outstanding shares of Moody Bank Holding Company, Inc., which owns approximately 98% of the outstanding shares of The Moody National Bank of Galveston ("MNB").  NWLIC utilizes MNB for the company's general banking services and for certain bank custodian services as well as for certain administrative services with respect to the company's defined benefit and contribution plans.  During 2016, fees totaling $712,154 were paid to MNB with respect to these services. During 2009, the company entered into a revolving credit loan agreement with MNB, pursuant to which MNB granted to the company a revolving line of credit up to the principal amount of $40,000,000, and executed a Master Repurchase Agreement with MNB providing for the overnight investment of company cash balances.  The revolving credit loan agreement was renewed with MNB during 2013, and most recently in 2015, under the same terms and conditions. Robert L. Moody, the Company's controlling stockholder and Chairman Emeritus of the Board of Directors, is the former Chairman of the Board of MNB.  The ultimate controlling person of MNB is the Three R Trusts.

During 2016, NWLIC paid American National Insurance Company ("ANICO") $491,559 in premiums for certain company sponsored benefit plans and $2,589,876 in reimbursements for claim costs for which ANICO provides third party administrative services.  ANICO paid the company $2,697,787 in premiums for its company sponsored benefit plans.  The company maintains an investment management agreement with American National Registered Investment Advisor, Inc., a subsidiary of ANICO, under which $41,876 was paid for services in 2016.  The company executed a two year agreement in April 2014 with an automatic 1 year renewal with ANICO for a disaster recovery site and incurred expenses of $18,000 during 2016 associated with this agreement. Robert L. Moody, the Company

's controlling stockholder and Chairman Emeritus of the Board of Directors, is the former Chairman of ANICO.

During 2015, ANICO sold a 24.93% undivided participation in a mortgage loan to The Westcap Corporation, a wholly owned subsidiary of NWLIC, for $20.0 million. The Westcap Corporation will receive 24.93% of all future cash receipts, which will be recognized over the life of the loan. The mortgage loan investment had a balance of $20.0 million as of December 31, 2016.

Review, Approval, and Ratification of Transactions with Related Persons

In accordance with the Company's Audit Committee Charter, related party transactions must be reviewed and approved by the Audit Committee of the Board of Directors, both at inception and on an ongoing basis.  Periodic reports of potential related party transactions are brought to the attention of the Audit Committee by management and the Audit Committee reviews the information on a case by case basis to determine if any transaction is a related party transaction.  The standard of review for any related party transaction is that the transaction must be fair to the Company and the transaction must be no more favorable to the related party than a similar arm's length transaction with a non-related party.

While the Company has not adopted written procedures for review of, or written standards for approval of, these transactions, the policies and procedures followed are evidenced by the Audit Committee Charter, memorandums, and documentation of review and approvals.

INFORMATION RELATING TO OUR BOARD OF DIRECTORS
AND CERTAIN COMMITTEES OF OUR BOARD OF DIRECTORS

The Board of Directors

Our business is managed through the oversight and direction of our Board of Directors.  The Board of Directors currently has nine members and, as detailed in Proposal 1, it recommends a Board of Directors comprised of nine members for the ensuing year.

Meetings of the Board of Directors

During 2016, the Board of Directors held a total of seven meetings.  In addition to meetings, the Board of Directors acts by written consent from time to time and did so once during 2016.  All of the current directors that were members of the Board of Directors during 2016 attended more than 75% of the meetings.  Each such director attended more than 75% of the meetings of the committees of which he is a member that were held during 2016.

Attendance at Annual Meetings of Stockholders

We encourage but do not require the members of our Board of Directors to attend the annual meeting of stockholders.  Seven of the then current members of the Board of Directors attended the 2016 annual meeting of stockholders.

Board Leadership / Affirmative Determinations Regarding Director Independence

The Company is a "Controlled Company" as defined in NASDAQ Listing Rule 5615(c)(1) and is exempt from the requirement to have a majority of the members of its Board of Directors as independent directors.  The Company qualifies as a Controlled Company because more than 50% of the voting power for the election of directors is held by Robert L. Moody.

The Board of Directors does not currently separate the role of Chairman of the Board from the role of Chief Executive Officer (both of which are held by Mr. Ross R. Moody) because it believes that this structure currently provides the most efficient and effective leadership model for the Company.  The Company does have a separate lead independent director, David S. Boone, who was elected to the position by the Company's independent directors.  The Board of Directors has affirmatively determined that each of Messrs. David S. Boone, Stephen E. Glasgow, Louis E. Pauls, Jr., and E. J. Pederson are "independent directors" as such term is defined in NASDAQ Listing Rule 5605(a)(2).  These independent directors met in executive session on three separate occasions during 2016.

The Compensation and Stock Option Committee and the Audit Committee will be comprised solely of "independent director" nominees elected at the Annual Meeting. The Board of Directors has affirmatively determined that each such member of these committees satisfies the independence requirements applicable to audit and compensation committees as prescribed by the NASDAQ Listing Rules and the rules and regulations of the SEC.  Ross R. Moody and Charles D. Milos are not "independent directors" because they are our Chairman of the Board, President and Chief Executive Officer, and NWLIC's Senior Vice President - Mortgage Loans and Real Estate, respectively.  Ann M. Moody and Frances A. Moody-Dahlberg are not "independent directors" because they are Family Members, as defined by NASDAQ Listi ng Rule 5605(a)(2), of an individual who is employed by the Company as an Executive Officer. Mr. E. Douglas McLeod is not an "independent director" because he is a Family Member, as defined by NASDAQ Listing Rule 5605(a)(2), of an individual formerly employed by the Company as an Executive Officer.
Risk Management

Similar to other companies, NWLGI is exposed to a wide spectrum of financial, operational, and other risks.  Effective enterprise risk management ("ERM") is a key concern for identifying, monitoring, measuring, communicating, and managing risks within limits and risk tolerances.  The Company's Board of Directors and senior management are knowledgeable of and accountable for key risks.  The full Board of Directors of the Company (as well as the Board of Directors of NWLIC) meets at least every other month and regularly hears reports from the President and Chief Executive Officer, the Chief Financial Officer, the President and Chief Operating Officer (NWLIC), the Chief Actuary (NWLIC), the Chief Investment Officer (NWLIC), and the Chief Legal Officer. In addition, the Board of Directors of the Company has several committees, including the Audit Committee and the Compensation and Stock Option Committee, and the Board of Directors of NWLIC has an Investment Committee and an Executive Committee, that regularly convene to address various aspects of risk. Day-to-day responsibility for the overall ERM governance framework resides with the NWLIC's designated Chief Risk Officer.

The Company maintains several management groups and committees that meet regularly to monitor, discuss, and manage a variety of issues and risks associated with the business.  These groups and committees include numerous areas such as regulatory compliance, financial reporting process and controls, fraud unit investigations, product spread management, and business strategy.  Key members of senior management are involved with these groups and committees providing direction and oversight and serve as a reporting liaison with the Company’s Board of Directors and sub-committees.

COMMITTEES OF THE BOARD OF DIRECTORS

NWLGI's Board of Directors has a standing and separately designated Audit Committee and a Compensation and Stock Option Committee. Additionally, NWLIC's Board of Directors maintains an Executive Committee and an Investment Committee.  Information regarding each of these committees is set forth below.

Audit Committee

The Audit Committee of the Board of Directors consists of four non-employee directors.  Pursuant to the NASDAQ Listing Rules and federal securities laws, all of the members of the Audit Committee are independent.  The committee is primarily responsible for oversight of the Company’s financial statements and controls; assessing and ensuring the independence, qualifications, and performance of the independent auditors; appointing and retaining the independent auditors; approving the independent auditor’s services and fees; reviewing and approving all related party transactions; reviewing potential conflict of interest situations where appropriate; overseeing and directing internal audit activities; reviewing the Company's financial risk assessment process and ethical, legal, and regulatory compliance programs; oversight of the Company's risk management function, including ERM; and reviewing and approving the annual audited financial statements for the Company before issuance.  David S. Boone, Stephen E. Glasgow, Louis E. Pauls, Jr., and E. J. Pederson are members of the Audit Committee.  E.J. Pederson serves as Chairman of the Audit Committee.  The Audit Committee Charter is available in the Financial Information section on the Company's website at www.nwlgi.com.  During 2016, the Audit Committee held 11 meetings.

The Board of Directors has determined that Mr. Boone is an "Audit Committee Financial Expert" as defined by the Securities Exchange Act of 1934, as amended, and as noted above Mr. Boone is an independent director. Additionally, Mr. Glasgow, Mr. Pauls, and Mr. Pederson are financially literate and are able to read and understand financial statements, including a company's balance sheet, income statement, and cash flow statement. The Audit Committee will be comprised solely of "independent director" nominees elected at the Annual Meeting.

Compensation and Stock Option Committee

The Compensation and Stock Option Committee ("Compensation Committee") of the Board of Directors consists of four independent, outside directors and the committee has oversight responsibility for the compensation programs for the Company's Named Executive Officers as well as all other officers.  David S. Boone, Stephen E. Glasgow, Louis E. Pauls, Jr., and E. J. Pederson serve as members of the Compensation Committee and Mr. Pauls serves as Chairman of the Committee.   The Compensation Committee's report on executive compensation is included under the heading "Compensation Committee Report," below.  The Compensation Committee held seven meetings during 2016, and its charter is available on the Company's website at www.nwlgi.com.

Executive Committee

The Executive Committee of the Board of Directors of NWLIC may exercise all of the authority of the NWLIC Board of Directors in the management of the business and affairs of the corporation, except where action of some or all members of the NWLIC Board of Directors is required by statute, the Amended and Restated Articles of Incorporation, the Amended and Restated Bylaws, or resolution of the Board.  Ross R. Moody, K. Kennedy Nelson, and Brian M. Pribyl are members of the Executive Committee and Ross R. Moody, as NWLIC's Chairman of the Board, serves as Chairman of the Executive Committee.  During 2016, the Executive Committee held five meetings.

Investment Committee

The Investment Committee of the Board of Directors of NWLIC is comprised of three directors (and two Company officers) and has the responsibility for oversight of the Company's investment transactions including compliance with investment guidelines approved by the full NWLIC Board of Directors.   Ross R. Moody, K. Kennedy Nelson, Stephen E. Glasgow, Charles D. Milos, and Patricia L. Scheuer are members of the Investment Committee.  Ross R. Moody, as NWLIC's Chairman of the Board serves as Chairman of the Investment Committee.  The Investment Committee held 12 meetings during 2016.

DIRECTOR NOMINATIONS

The Company is a "Controlled Company" as defined in NASDAQ Listing Rule 5615(c)(1) and is exempt from the requirement that its independent directors oversee the director nomination process.  Therefore, the Company's Board of Directors in aggregate oversees the director nomination process.

In evaluating potential director candidates, the Board of Directors considers the appropriate balance of experience, skills, and characteristics required of the Board of Directors.  The Board of Directors selects director nominees based on their personal and professional integrity, depth and breadth of experience, ability to make independent analytical inquiries, understanding of and familiarity with our business, willingness to devote adequate attention and time to duties of the Board of Directors, and such other criteria as is deemed relevant by the Board of Directors.  The Company’s Board of Directors believes that the backgrounds and qualifications of the directors, considered as a group, should provide a diverse mix of experience, knowledge, viewpoints, and skills.  The Board of Directors considers the effectiveness of this policy and the effectiveness of the Board of Directors generally in the course of nominating directors for election.

In identifying potential director candidates, the Board of Directors relies on recommendations made by current directors and officers.  In addition, the Board of Directors may engage a third party search firm to identify and recommend potential candidates.  Finally, the Board of Directors will consider candidates recommended by stockholders.

Any stockholder wishing to recommend a director candidate for consideration by the Board of Directors in connection with the 2018 annual meeting of stockholders must provide written notice not later than January 5, 2018 to the Corporate Secretary at our principal executive offices located at 850 East Anderson Lane, Austin, Texas 78752.  Any such notice should clearly indicate that it is a recommendation of a director candidate by a stockholder and must set forth (i) the name, age, business address, and residence address of the recommended candidate, (ii) the principal occupation or employment of such recommended candidate, (iii) the class and number of shares of the Company which are beneficially owned by such recommended candidate, (iv) a description of all understandings or arrangements between the stockholder and the recommended candidate and any other person or persons pursuant to which the recommendations are to be made by the stockholder, and (v) any other information relating to such recommended candidate that is required to be disclosed in solicitations of proxies for the election of directors.  In addition, such notice must contain (i) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting, (ii) the name and address, as they appear on the Company's books, of the stockholder proposing such nomination, (iii) the class and number of shares of the Company that are beneficially owned by such stockholder, (iv) any material interest of the stockholder in such recommendation, and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, in such stockholder's capacity as proponent of a stockholder proposal.  Assuming that a stockholder recommendation contains the information required above, the Board of Directors will evaluate a candidate recommended by a stockholder by following substantially the same process, and applying substantially the same criteria, as for candidates identified through other sources.

DIRECTOR QUALIFICATIONS

NWLGI Director Nominees

Each candidate for director (whether or not recommended by a stockholder) must possess at least the following minimum qualifications:

•	Each candidate shall be prepared to represent the best interests of all of our stockholders and not just one particular constituency.

•	Each candidate shall be an individual who has demonstrated integrity, honesty, and ethics in his or her professional life.

•
Each candidate shall be prepared to participate fully in Board of Director activities, including attendance at, and active participation in, meetings of the Board of Directors and the committees of which he or she is a member, and not have any other personal or professional commitments that would, in the Board of Directors' sole judgment, interfere with or limit his or her ability to do so.

•
Each candidate shall possess a general appreciation for the issues confronting a public company of our size and operational scope, including corporate governance concerns, the regulatory obligations of a public company, strategic business planning, competition in a global business economy, and basic concepts of corporate finance.

•	Each candidate shall be free of any legal or regulatory impediment to service on the Board of Directors.
In addition, the Board of Directors also considers it desirable that candidates possess the following qualities or skills:

•
Each candidate should have knowledge of insurance company regulations or of regulated industries in general, and be able to meet any specific qualifications imposed by regulators on insurance company executives and directors.

•
Each candidate should contribute to the Board of Director's overall diversity – diversity being broadly construed to mean a variety of opinions, perspectives, personal and professional experiences and backgrounds, such as gender, race, and ethnicity differences, as well as other differentiating characteristics.

•	Each candidate should contribute positively to the existing chemistry and collaborative culture among board members.

•	Each candidate should possess strategic contacts and involvement in business and civic affairs.
COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders may communicate with the Board of Directors or with specified individual directors by sending a letter to our Corporate Secretary, Rey Perez, at the following address: National Western Life Group, Inc., 850 East Anderson Lane, Austin, Texas 78752-1602.

Any such communication must contain (i) a representation that the stockholder is a holder of record of stock of the Company, (ii) the name and address, as they appear on the Company's books, of the stockholder sending such communication, and (iii) the class and number of shares of the Company that are beneficially owned by such stockholder. The Corporate Secretary will forward such communications to the Board of Directors or the specified individual director to whom the communication is directed unless such communication is deemed unduly hostile, threatening, illegal, or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or to take appropriate legal action regarding such communication.

CODE OF ETHICS

The Company has adopted a Code of Ethics and Conduct for all directors, officers, and employees.  This Code is intended to comply with the requirement of the Federal Securities laws and the requirements of NASDAQ.  The Code of Ethics and Conduct has been posted to the Company's website at www.nwlgi.com. We may satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or a waiver from, a provision of our Code of Ethics and Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer, or controller, or persons performing similar functions, by posting such information on our website where it is accessible through the same link noted above.

COMPENSATION AND STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

In 2016, David S. Boone, Stephen E. Glasgow, Louis E. Pauls, Jr., and E. J. Pederson served as members of our Compensation Committee.  None of the members of our Compensation Committee is currently, or has been at any time since our formation, one of our officers or employees.

None of the Company's executive officers serve as a member of the compensation committee of any company that has an executive officer serving on the Company's Board of Directors.  In addition, none of the Company's executive officers serve as a member of the board of directors of any company that has an executive officer serving as a member of the Company's compensation and stock option committee.

COMPENSATION DISCUSSION AND ANALYSIS

On October 1, 2015, we completed our previously announced holding company reorganization which was approved by our shareholders at our 2015 Annual Meeting of Shareholders on June 19, 2015. As a result of the reorganization, NWLIC became a wholly owned subsidiary of NWLGI, and NWLGI replaced NWLIC as the publicly held company. NWLIC continues to conduct the same operations as it did prior to the completion of the reorganization transaction and is the primary operating subsidiary of NWLGI.

The Company's Named Executive Officers, or NEOs, served as executive officers of NWLIC both before and after the date of the holding company reorganization. In addition, Mr. Ross R. Moody and Mr. Brian M. Pribyl also serve as executive officers of NWLGI. The compensation information described herein reflects compensation paid to the NEOs for their service to NWLIC and NWLGI, as applicable.

Purpose

This Compensation Discussion and Analysis (CD&A) is intended to explain to stockholders how the Company's compensation program is designed and how it operates with respect to our Named Executive Officers, or NEOs, (CEO, CFO, and the Company's three other most highly paid executives in 2016). It first describes our executive compensation philosophy and how we design our compensation program, with a discussion focusing on the main elements. We then detail and analyze the resultant compensation of our Named Executive Officers.

The Compensation Committee is appointed by and serves at the discretion of the NWLGI Board of Directors.  The Compensation Committee consists of four members who meet the independence requirements of the listing standards of NASDAQ.  The purpose of the Compensation Committee is to discharge the Board of Directors' responsibilities for reviewing and establishing the compensation not just for the NEOs but for all of the Company's officers. These compensation elements include base salary, annual incentive bonuses, discretionary bonuses and awards, long term incentive compensation in the form of stock appreciation rights (SARs), restricted stock units (RSUs), and performance share units (PSUs), and any other officer compensation arrangements. The Committee annually reviews and evaluates the executive compensation program to ensure that the program is aligned with the Company's compensation philosophy and performance.

To assist the Compensation Committee with its responsibilities, it is supported by NWLIC's Human Resources, Legal, and Financial departments. The Compensation Committee may retain, and has retained, independent compensation consultants who report directly to the members of the Compensation Committee.  Meetings of the Compensation Committee are scheduled during the year with additional meetings on an as-necessary interim basis and include sessions without members of management present.  The Compensation Committee reports to the NWLGI Board of Directors on its actions and recommendations.

The Compensation Committee also considers the advice of Mr. Ross R. Moody, our Chairman, President and Chief Executive Officer, and K. Kennedy Nelson, NWLIC's President and Chief Operating Officer, concerning executive officers and key employees other than themselves.  Specifically, Mr. Moody and Ms. Nelson annually review the performance of key employees and each executive officer other than themselves.  The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Compensation Committee.  The Board of Directors and the Compensation Committee exercise their discretion in setting compensation or in modifying any recommended adjustments or awards to executives.

Compensation Philosophy and Objectives

The Company's overall philosophy in setting compensation policies is to align pay with performance while at the same time providing a competitive compensation that allows the Company to retain and attract talented individuals. Within this overall philosophy, the Compensation Committee has adopted several key principles to help guide compensation decisions for executive officers:

•	Provide a competitive total compensation package so the Company can attract, retain, and motivate talented individuals;

•
Tie compensation in part to overall Company financial performance through variable bonus awards so that executives are held accountable through their compensation for the performance of the business thus maintaining a certain amount of compensation at risk;

•
Tie compensation in part to the Company's stock performance through stock appreciation rights, restricted stock units, and performance share units to align executives' interests with those of the Company's stockholders; and

•
Maintain a committee of the Board of Directors independent of senior management that may engage independent compensation consultants as needed to review and establish compensation for executive officers.

Based upon our review of the executive compensation arrangements as detailed in the following sections, the Compensation Committee believes that the compensation program does not encourage executives to take unreasonable risks that may harm stockholder value. This is achieved by striking an appropriate balance between short-term and long-term incentives, using a diversity of metrics to assess performance under our incentive programs, placing caps on our incentive award payout opportunities, and using long-term incentives following equity practices that limit the potential for timing awards.

Elements of Executive Compensation

Officer compensation arrangements, including executive officers, are reviewed and approved annually by the Compensation Committee. The Compensation Committee focuses primarily on the following components in forming the total compensation package for each Company executive officer:

•	Base salary;

•	Annual cash incentive bonus based on Company performance versus predetermined targets;

•	Discretionary cash bonus based upon individual performance; and

•	Long-term incentive compensation in the form of stock appreciation rights, restricted stock units, and performance share units.
The mix of executive compensation elements is based upon a philosophy of correlating a portion of executive compensation with the Company’s financial results and stock performance thus putting a segment of executive officer annual and long-term compensation at-risk. This structure provides upside potential and downside risk for senior executive positions in recognition that these roles have greater influence on the Company’s performance.  The Compensation Committee believes that these factors, together with a balance of cash and equity awards, and short-term and long-term incentives, help ensure that our compensation program does not create risks that are reasonably likely to have a material adverse effect on the Company.

Compensation Consultant; Peer Group

To ensure that compensation levels are reasonably competitive with market rates, the Compensation Committee engages independent compensation consultants from time-to-time to conduct a survey of executive compensation in a defined group of companies comparable to NWLIC.  The surveyed companies are selected based on similar products and product lines, comparable financial size in terms of assets and revenues, and other known competitive factors.  Elements of this process were most recently completed during calendar years 2016, 2015, 2014, and 2010.  The primary focus of the surveys conducted by Towers Watson (2015) and Frederic W. Cook & Company, Inc. (2014 and 2010) was upon incentive compensation plan designs, with the 2016 survey focused on long term incentive compensation.  Excluding incentive compensation, the Compensation Committee’s practice has been to generally target base salaries between the 25th and 75th percentile range of the identified peer group.

For the 2015 survey, the Company engaged independent compensation consultants, Towers Watson, to analyze NWLIC's incentive compensation programs for officers relative to other comparable financial services companies.   The findings of this survey were incorporated into NWLIC's various incentive compensation programs for officers for calendar year 2016 and again for 2017. Previously, the Company had engaged independent compensation consultants, Frederic W. Cook & Company, Inc., to perform similar benchmarking studies and these findings were incorporated into prior year programs.

For the most recent survey conducted in 2016, the Company engaged Towers Watson to evaluate the Company's long term incentive compensation program for officers relative to other comparable companies, including American Equity Investment Life, Citizens Insurance Company, CNO Financial, FBL Financial Group, Kansas City Life Insurance, Lincoln National, Protective Life, Stancorp Financial, and Torchmark. The findings and recommendations from this survey were incorporated into the long term incentive grants awarded in 2016 and 2017.

In addition to market information, the Compensation Committee also subjectively reviews and evaluates the level of performance of the Company and of each officer.  In approving salary and incentive compensation for individuals other than the President and Chief Executive Officer and NWLIC's President and Chief Operating Officer, the Compensation Committee considers recommendations from Mr. Ross R. Moody and Ms. K. Kennedy Nelson concerning the other Company officers incorporating such factors as individual performance, the scope and complexity of their current responsibilities, length of time in their current positions, value of the executive's position to the market, and difficulty of replacement of the officer.  This evaluation focuses most heavily on the base salary levels for each officer.

Annual Incentive Compensation

For executive officer positions, the Compensation Committee has determined that annual incentive bonuses are an integral part of the executive's compensation package as the cash bonuses create a direct link between executive compensation and individual and business performance.  Consequently, there are four bonus programs in effect which are reviewed and approved annually by the Compensation Committee.  The Compensation Committee has approved incentive bonus programs for 2017 incorporating the survey results mentioned previously.  The 2016 Bonus Programs in which our Named Executive Officers participated were the Executive Officer Bonus Program and the Officer Bonus Program.

Executive Officer Bonus Program.  The only participant in the Executive Officer Bonus Program ("Executive Bonus") during 2016 was the Chairman, President and Chief Executive Officer (Mr. Ross R. Moody).  In order to tie the compensation under the program with the Company's financial performance, the Executive Bonus includes metrics associated with NWLIC's annual sales performance, expense management, and profitability. In accordance with the program, the Compensation Committee set performance targets for each metric at various levels equating to various bonus level percentages as follows:

Financial Performance Metric	Bonus % Range

Sales	0% to 45%
Expense Management	0% to 45%
Profitability	0% to 60%

The sum of the achieved bonus percentages for each metric is applied to the base salary approved by the Compensation Committee for each participant to determine the earned bonus amount.  The profitability metric is based upon the Company’s audited financial statements for the year. Bonus awards are generally paid in the year following the annual financial performance concurrent with the completion of the Company’s audit of the year-end financial statements and approval of the award amounts by the Compensation Committee. Accordingly, the Executive Bonus payments made in 2016 were based upon the results achieved for 2015 financial performance metrics established by the Compensation Committee and the Executive Bonus payments earned based on 2016 financial performance were paid in March 2017.  The bonus percentage achieved under the program in 2015 was 64.5% of the participant's base salary.  The 2016 bonus percentage achieved was comprised of 5.0% for Sales, 0.0% for Expense Management, and 30.0% for Profitability as shown in the following table.

Financial Performance Metric	Target Level	Achieved Level	Bonus %

Annuity Sales	$900.0 million	$715.2 million	0.00%
International Life Sales	$16.0 million	$14.0 million	5.00%
Domestic Life Sales	$20.0 million	$16.5 million	0.00%
Total Sales Metric			5.00%
Expense Management	100% actual/target	122.8% actual/target	0.00%
Profitability	0.90 - 1.00% ROA	0.807% ROA	30.00%
Total Bonus Percentage			35.00%

For information regarding awards made in 2016 to our Named Executive Officers, see the Summary Compensation Table on page 22.

Officer Bonus Program.  Participants in the Officer Bonus Program ("Officer Bonus") are all NWLIC officers not otherwise included in any of the other three officer bonus programs and include the Named Executive Officer positions of President and Chief Operating Officer (Ms. K. Kennedy Nelson), Senior Vice President, Chief Financial Officer and Treasurer (Mr. Brian Pribyl), the Senior Vice President, Mortgage Loans and Real Estate (Mr. Charles Milos), and the Senior Vice President, Chief Investment Officer (Ms. Patricia Scheuer).  The Officer Bonus is essentially comparable to the Executive Bonus, except for the bonus award percentages, incorporating three measurable performance metrics associated with NWLIC's annual sales performance, expense management, and profitability.  In accordance with the program, the Compensation Committee set performance targets for each metric at various levels equating to various bonus level percentages as follows (senior vice president percentages shown):

Financial Performance Metric	Bonus % Range

Sales	0% to 11.25%
Expense Management	0% to 11.25%
Profitability	0% to 22.5%

The sum of the achieved bonus percentages for each metric, subject to a maximum aggregate percentage of 45.0%, 22.5% and 11.75% for Ms. K. Kennedy Nelson and senior vice presidents, vice presidents, and assistant vice presidents, respectively, is applied to the base salary for each participant approved by the Compensation Committee to determine the earned bonus amount.  Like the Executive Bonus, the profitability metric is based upon the Company's audited financial statements for the year.  Bonus awards are generally paid in the year following the annual financial performance concurrent with the completion of the Company's audit of the year-end financial statements and approval of the award amounts by the Compensation Committee.  Accordingly, the Senior Vice President Bonus payments in 2016 were primarily based upon the results achieved for 2015 financial performance metrics established by the Compensation Committee.  The bonus percentage for senior vice presidents achieved in 2015 under the program was 31.50%.  The 2016 senior vice president bonus percentage achieved is comprised of 2.08% for Sales, 0.0% for Expense Management, and 15.0% for Profitability as shown in the following table.

Financial Performance Metric	Target Level	Achieved Level	Bonus %

Annuity Sales	$900.0 million	$715.2 million	0.00%
International Life Sales	$16.0 million	$14.0 million	2.08%
Domestic Life Sales	$20.0 million	$16.5 million	0.00%
Total Sales Metric			2.08%
Expense Management	100% actual/target	122.8% actual/target	0.00%
Profitability	0.90 - 1.00% ROA	0.807% ROA	15.00%
Total Bonus Percentage			17.08%

For information regarding awards made in 2016 to our Named Executive Officers, see the Summary Compensation Table on page 22.

Discretionary Bonus Awards

The Compensation Committee considers from time-to-time circumstances which merit the need to recognize outstanding performance in the form of a discretionary bonus.  Although many of these situations may be deemed within the normal responsibilities of officers, the Compensation Committee on occasion may provide one-time recognition bonuses to identified officers where the demands of the situation and the results of the effort warrant such recognition. There were no discretionary bonuses awarded in 2016.

Long-Term Incentive Compensation

Under the Company's 1995 Stock and Incentive Plan and 2008 Incentive Plan, the Compensation Committee provides Company officers with long-term incentive awards through grants of stock options or stock appreciation rights ("SARs") directly aligning the interest of the officers with stockholder interests.  The stock options and SARs have a graded five-year vesting period that begins on the third anniversary date of the grant in order to promote a long-term perspective and to encourage key employees to remain at the Company.  All options and SARs to date have been granted at the fair market value of the Company's Class A Stock on the date of the grant.  The Compensation Committee believes that stock options and SARs are inherently performance-based and a form of at-risk compensation since the recipient does not benefit unless the Company's common stock price subsequently rises.

On June 15, 2016, stockholders of NWLGI approved the Incentive Plan, which is a stock and incentive plan essentially similar to the 2008 Plan. The Incentive Plan includes additional provisions, most notably regarding the definition of performance objectives which could be used in the issuance of performance awards. While not previously utilized, the Incentive Plan allows for certain other share or unit awards which are solely paid out in cash based on the value of the Company's shares, or changes therein, as well as the financial performance of the Company under predetermined target performance metrics. Certain awards, such as restricted stock units ("RSUs") provide solely for cash settlement based upon the market price of the Company's Class A common shares, often referred to as "phantom stock-based awards." Unlike share-settled awards, which have a fixed grant-date fair value, the fair value of unsettled or unvested liability awards is remeasured at the end of each reporting period based on the change in fair value of a share. The liability and corresponding expense are adjusted accordingly until the award is settled. Other awards may involve performance share units ("PSUs") which are units granted at a specified dollar amount per unit, typically linked to the Company's Class A common share price, that are subsequently multiplied by an attained performance factor to derive the number of PSUs to be paid as cash compensation at the vesting date.

The Compensation Committee is responsible for determining the recipients of the grants, when the grants should be made, and the number of shares, rights, or units to be granted.  The size of the awards generally reflect each officer's position relative to other officers in the Company with consideration to total compensation targets obtained from the peer group information previously discussed.  In addition, as is the case with base salaries, the Compensation Committee considers the grant recommendations of the Chairman, President and Chief Executive Officer and NWLIC's President and Chief Operating Officer for other officers.

Prior to the below noted grants, the general practice of the Compensation Committee was to make grant awards every two to four years, with the last grant awards made in December 2013 and the four previous grant awards made in December 2011, February 2009, April 2008, and April 2004. The Compensation Committee followed a practice of allocating grant awards based upon the level of the officer receiving the award with each officer level receiving an identified proportionate share.  Historically, the Chairman of the Board and Chief Executive Officer was allotted 25% to 35% of the total grant award.  Officers at the senior vice president level received the same number of grant awards while officers at the vice president and assistant vice president levels received the same number of grant awards, respectively, although at a lesser amount than that of the senior vice presidents.

The Compensation Committee may consider making grants at any time but generally coordinates the issuance of grants concurrent with its annual review of officer compensation.  On February 17, 2016, the Company granted 14,643 SARs to officers of NWLIC at the closing market price per Class A common share of $216.48. These SARs, unlike prior grants, will vest annually at a rate of 33.3% per year from the date of grant. The Company also granted 5,727 PSUs and 3,661 RSUs to officers of NWLIC based upon the closing market price per Class A common share of $216.48. Both the PSUs and RSUs vest three years from the date of grant. The RSUs are payable in cash at the vesting date equal to the closing price of the Company's Class A common share at that time. For PSUs, the performance period begins the first day of the calendar year, in this case January 1, 2016, and runs three years. At that time, the three-year performance outcome will be measured against the pre-defined target amounts to determine the number of PSUs earned as compensation. Included in these grants were the following SARs, RSUs, and PSUs to Named Executive Officers.

	SAR Grant	RSU Grant	PSU Grant
	02/17/16	02/17/16	02/17/16

Ross R. Moody	8,893	2,223	4,447

K. Kennedy Nelson	299	75	149

Brian M. Pribyl	433	108	216

Charles D. Milos	363	91	181

Patricia L. Scheuer	372	93	186

Retirement and Other Benefits

NWLIC's executive officers are eligible to participate in the health and welfare, 401(k), and defined benefit retirement benefit plans that are offered to other company employees (NWLIC's qualified defined benefit pension plan was frozen as of December 31, 2007).  In addition, if eligible, executive officers may participate in the following plans:

Group Excess Benefit Plan

Company officers at the senior vice president level and above, including Named Executive Officers, as well as those hired or promoted to the vice president level prior to May 1, 2007, are eligible to participate in a group excess benefit plan which supplements NWLIC's core medical insurance plan.  Administered by an affiliated third party insurer, the group excess benefit plan provides coverage for co-pays, deductibles, and other out-of-pocket expenses not covered by the core medical insurance plan.  Offering such a plan to the selected company officer levels is viewed as a key component of the overall compensation strategy for attracting and retaining talented executive officers.  The benefits provided to each Named Executive Officer are reported in the "All Other Compensation Column" of the Summary Compensation Table.

Non-Qualified Defined Benefit Plan

This plan covers those officers of NWLIC who were in a senior vice president position or above prior to 1991.  The plan provides retirement benefits to those individuals affected by the revisions to NWLIC’s qualified defined benefit pension plan precipitated by the limitations imposed by Internal Revenue Code Section 401(a)(17) and 415.  As of December 31, 2016 and 2015, the currently active Named Executive Officer participating in this plan is Mr. Charles D. Milos.  Benefits associated with this plan are disclosed in the Pension Benefits table in the Pension Benefits section.

Non-Qualified Deferred Compensation Plan

This plan allows NWLIC senior officers, including Named Executive Officers, to defer payment of a percentage of their compensation and to provide for up to a 2% matching and 2% profit sharing contribution on plan compensation that exceeds certain qualified plan limits, and additional NWLIC discretionary matching contribution of up to 2% of plan compensation.  Company contributions are subject to a vesting schedule based upon each officer’s years of service. Benefit information associated with this plan is disclosed in the Non-Qualified Deferred Compensation table below and NWLIC contributions are included in the "All Other Compensation" column in the Summary Compensation Table.

Non-Qualified Defined Benefit Plan for the President of National Western Life Insurance Company

Similar to the immediately preceding plan, this plan specifically covers the NWLICs former President, Mr. Ross R. Moody, and is intended to provide retirement benefits that comply with the American Jobs Creation Act of 2004.  Mr. Moody's benefits associated with this plan are disclosed in the Pension Benefits table in the Pension Benefits section.

Postretirement Benefits

The Company's basic health plan and group excess benefit plan have a provision for individuals serving in the positions of Chairman of the Board or President for seven years or more subsequent to 1980 to continue to receive lifetime health benefits for themselves and their dependents upon retirement.  Mr. Robert L. Moody and Mr. Ross R. Moody currently meet this eligibility criteria.

Perquisites and Other Personal Benefits

The Compensation Committee periodically reviews executive officer perquisites and other benefits based upon information supplied to it by NWLIC’s Human Resources, Legal, and Financial departments.  In addition to base salaries and annual and long-term bonus incentives, the Company provides its executive officers with certain and varying perquisites and benefits.

The perquisites and personal benefits provided to each Named Executive Officer are reported in the "All Other Compensation Column" of the Summary Compensation Table included in this Compensation Discussion and Analysis and are described in further detail in the footnotes to that table.

Stock Ownership Guidelines

The Company does not require that its directors be stockholders.  The Compensation Committee is satisfied that the long-term incentive compensation offered to directors and officers in the form of stock options, SARs, RSUs, and PSUs adequately aligns this group's interest with those of the Company's stockholders.

Employment Agreements

The Company does not generally utilize employment agreements with its executive officers or other employees.  The Company's practice has been to issue offer letters to executive officer candidates when recruited to their positions.  In addition to outlining the executive officer’s responsibilities, each offer letter specifies the beginning base salary and eligibility for any additional compensation programs overseen by the Compensation Committee.  Except as noted below regarding Mr. Ross R. Moody, the Company does not have any contractual obligations to its executive officers for severance payments in connection with any termination or change-in-control.

In December 2015, we entered into a Change in Control & Severance Agreement with Mr. Ross R. Moody. The term of the agreement for involuntary termination without cause or disability ends two years from the effective date (December 21, 2015) and ends on the third anniversary following a change in control, as defined in the agreement, for termination of employment following a change in control (discussed below under "Potential Payments Upon Termination or Change in Control"), unless terminated earlier pursuant to the terms of the agreement. Mr. Moody's annual base salary has been $950,000, and during the employment period he is eligible for an annual cash bonus, with a maximum annual bonus opportunity of 150% of his annual base salary, conditioned on the attainment of certain performance conditions and the discretion of the Compensation and Stock Option Committee. During the employment period, Mr. Moody will receive employee benefits on a basis no less favorable than those provided to our other senior executives, including participation in the Company's Incentive Plan. Mr. Moody was not granted any stock options or stock appreciation rights in 2015, but along with other officers he was granted awards in 2016 and is eligible to receive grants and awards under the Company's Incentive Plan. Mr. Moody is also eligible to receive certain severance benefits, including enhanced severance benefits if there is a qualifying termination of employment within three years following a "change in control." See below under "Potential Payments Upon Termination or Change in Control" for a description of the severance benefits Mr. Moody would have been eligible to receive as of December 31, 2016.

Financial Restatements

The Compensation Committee has not formally adopted a policy with respect to whether retroactive adjustments to any form of compensation paid under arrangements for executive officers will be made where the prior payment was related to financial results of the Company that are subsequently restated.  The Compensation Committee believes that such an issue is best addressed at the time it occurs and all facts and circumstances surrounding the restatement are known.

Tax and Accounting Treatment of Compensation

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for non-performance based compensation over $1 million paid in any one year to each of the individuals who were, at the end of the year, the corporation's chief executive officer and the four other most highly compensated executive officers.  Except for the Chairman and Chief Executive Officer of t

he Company, the levels of non-performance based salary, bonus, and other compensation paid do not typically exceed this level.

The Compensation Committee reserves the right to award compensation to executive officers that may not qualify under Section 162(m) as deductible compensation, however, it will continue to consider all elements of cost to the Company of providing such compensation, including the potential impact, if any, of Section 162(m).

The Company accounts for long-term incentive compensation in the form of stock options, SARs, RSUs, and PSUs to executive officers under generally accepted accounting principles ("GAAP") guidance which requires the Company to estimate and expense each award of equity compensation over the service period of the award.  Other accounting guidance requires that cash compensation be recorded as an expense at the time the obligation is accrued.

Equity Compensation Plan Information at December 31, 2016

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#) (a)	Weighted-average exercise price of outstanding options, warrants and rights ($) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#) (c)

Equity compensation plans approved by security holders	19,268	240.47	291,000

Equity compensation plans not approved by security holders	—	—	—
Total	19,268	240.47	291,000

Compensation Committee Report

The Compensation Committee has reviewed each element of executive officer compensation and believes that the compensation philosophy and practices are designed to serve the best interests of the Company and its stockholders. The Compensation Committee also believes that the compensation of the Company's executive officers is both appropriate and consistent with the objectives set by this committee.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth with the Company's management.  Based on its reviews and discussions, the Compensation Committee approved and recommended to the Company's Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A.

Submitted by the Compensation Committee of the Board of Directors

Louis E. Pauls, Jr., Chairman
David S. Boone
Stephen E. Glasgow
E. J. Pederson

This Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that NWLGI specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Summary Compensation Table

The following table sets forth all of the compensation awarded to, earned by, or paid to the Company’s Named Executive Officers for the years ended December 31, 2016, 2015, and 2014.

Name and Principal Position	Year	Salary (a)	Stock/Option/SAR/RSU/PSU Awards (b)	Non-Equity Incentive Plan Compensation		Change in Pension Value and Nonqualified Deferred Compensation Earnings (e)	All Other Compensation (f)	Total

Ross R. Moody	2016	$1,016,808	$2,063,287	$336,895	(c)	$1,519,828	$72,373	$5,009,191
President and Chief	2015	$971,612	$0	$578,097		$1,023,325	$87,124	$2,660,158
Executive Officer	2014	$858,842	$0	$553,719		$624,228	$80,683	$2,117,472

K. Kennedy Nelson	2016	$259,823	$64,241	$43,755	(d)	$15,746	$17,835	$401,400
President & Chief	2015	$213,055	$0	$64,111		$29,157	$18,240	$324,563
Operating Officer	2014	$195,700	$0	$55,285		$24,141	$19,372	$294,498

Brian M. Pribyl	2016	$326,406	$92,953	$53,326	(d)	$3,933	$40,897	$517,515
Senior Vice President,	2015	$321,686	$0	$95,465		$28,486	$40,771	$486,408
Chief Financial Officer	2014	$299,423	$0	$83,528		$34,074	$46,770	$463,795
and Treasurer

Charles D. Milos	2016	$309,629	$78,000	$44,694	(d)	$86,223	$50,041	$568,587
Senior Vice President,	2015	$310,826	$0	$80,403		$291,860	$71,709	$754,798
Mortgage Loans and Real Estate	2014	$291,822	$0	$70,349		$183,210	$45,451	$590,832

Patricia L. Scheuer	2016	$268,748	$80,001	$45,868	(d)	$43,641	$25,712	$463,970
Senior Vice President,	2015	$270,709	$0	$82,114		$59,625	$27,543	$439,991
Chief Investment Officer	2014	$254,320	$0	$71,845		$54,896	$24,961	$406,022

Note: Columns with no data have been omitted.

(a)
The 2016 amounts in this column include Company and subsidiary Board of Director fees of $61,250 for Mr. Ross R. Moody, $7,000 for Ms. K. Kennedy Nelson, $14,250 for Mr. Pribyl, $48,000 for Mr. Milos, and $250 for Ms. Scheuer.

(b)
Grant date fair value computed in accordance with FASB ASC Topic 718.  A discussion of the assumptions underlying the calculations can be found in Note 10 to our Consolidated Financial Statements in our Form 10-K for the fiscal year ended December 31, 2016.

(c)	The amount for Mr. Ross R. Moody represents bonus earned under the 2016 Executive Officer Bonus Program.

(d)	The amounts for Ms. Nelson, Mr. Pribyl, Mr. Milos, and Ms. Scheuer represent the bonus earned under the 2016 Officer Bonus Program.

(e)
The amounts in this column represent the change in the accumulated pension benefit under the Company's qualified defined benefit plan for Ms. Nelson, Mr. Pribyl, and Ms. Scheuer and the change in the accumulated pension benefit under the Company's qualified and non-qualified defined benefit plans for Messrs. Ross R. Moody and Charles D. Milos. For a discussion of the assumptions made in the calculation of these amounts, refer to the Notes to Consolidated Financial Statements section of the Annual Report on Form 10-K.

(f)	The amounts in this column include the items summarized in the following table:

All Other Compensation

Name and Principal Position	Year	Company Paid Benefit Premiums (1)	Excess Benefit Claims Paid (2)	Company Contributions To Savings Plans (3)	Company Paid Taxes/ Insurance	Other Perquisites		Total All Other Compensation

Ross R. Moody	2016	6,065	5,100	58,736	—	14,672	(4)	84,573
President and Chief	2015	6,065	10,755	57,848	—	12,456		87,124
Executive Officer	2014	5,771	4,393	59,034	—	11,485		80,683

K. Kennedy Nelson	2016	2,421	694	14,020	—	700	(5)	17,835
NWLIC President &	2015	2,421	1,592	13,527	—	700		18,240
Chief Operating Officer	2014	2,244	1,228	15,200	—	700		19,372

Brian M. Pribyl	2016	12,293	8,175	19,729	—	700	(5)	40,897
Senior Vice President,	2015	12,293	5,387	22,391	—	700		40,771
Chief Financial	2014	11,852	14,392	19,826	—	700		46,770
Officer and Treasurer

Charles D. Milos	2016	12,293	16,642	18,359	—	9,233	(6)	56,527
Senior Vice President,	2015	12,293	35,661	20,701	—	3,054		71,709
Mortgage Loans and	2014	11,852	11,625	18,586	—	3,388		45,451
Real Estate

Patricia L. Scheuer	2016	6,065	3,039	15,908	—	700	(5)	25,712
Senior Vice President,	2015	6,065	4,255	16,523	—	700		27,543
Chief Investment Officer	2014	5,771	3,385	15,105	—	700		24,961

(1)	NWLIC provides its officers additional compensation equivalent to the premiums for health, dental, and accidental death and dismemberment coverage offered to all employees.

(2)	The amounts in this column represent claims paid under NWLIC's Group Excess Benefit Program.

(3)	The amounts in this column represent NWLIC contributions to NWLIC's qualified and non-qualified savings plans. NWLIC's 401(k) plan is available to all employees with the same contribution criteria.

(4)	Mr. Ross R. Moody's amounts in this column include $8,686 for car expense, $3,950 in travel expenses, $636 in membership dues, and $1,400 in officer and director gifts.
(5) Ms. Nelson's, Mr. Pribyl's, and Ms. Scheuer's amounts in this column include $700 in officer gifts.
(6) Mr. Milos's amounts in this column include $6,486 in travel expenses, $1,347 for car expense and $1,400 in officer and director gifts.

Grants of Plan-Based Awards

The following table provides information regarding grants under NWLIC’s 2016 Executive Officer Bonus Program and Officer Bonus Program for the executive officers named in the Summary Compensation Table.

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (a)
Name	Threshold ($)	Target ($)	Maximum (b) ($)

Ross R. Moody
2016 Executive Officer Bonus Program:
International life sales	48,128	96,256	144,384
Domestic life sales	48,128	96,256	144,384
Annuities sales	48,128	96,256	144,384
Expense management	72,192	288,767	433,151
Company profitability	192,512	385,023	577,535

K. Kennedy Nelson
2016 Officer Bonus Program:
International life sales	5,335	7,471	9,605
Domestic life sales	5,335	7,471	9,605
Annuities sales	5,335	7,471	9,605
Expense management	8,004	22,412	28,815
Company profitability	32,017	44,823	57,630

Brian M. Pribyl
2016 Officer Bonus Program:
International life sales	6,502	9,106	11,706
Domestic life sales	6,502	9,106	11,706
Annuities sales	6,502	9,106	11,706
Expense management	9,755	27,314	35,118
Company profitability	39,020	54,627	70,235

Charles D. Milos
2016 Officer Bonus Program:
International life sales	5,450	7,632	9,811
Domestic life sales	5,450	7,632	9,811
Annuities sales	5,450	7,632	9,811
Expense management	8,176	22,893	29,433
Company profitability	32,704	45,785	58,867

Patricia L. Scheuer
2016 Officer Bonus Program:
International life sales	5,593	7,832	10,069
Domestic life sales	5,593	7,832	10,069
Annuities sales	5,593	7,832	10,069
Expense management	8,391	23,494	30,206
Company profitability	33,562	46,987	60,412

Note: Columns with no data have been omitted.

(a)
Amounts that have been or are expected to be paid in 2017 pertaining to the 2016 programs are reflected in the Summary Compensation Table. The 2016 program bonus amounts are based upon the base salary reflected in the applicable program addendums.

(b)	Although the Executive Officer and Officer Bonus Programs have stated maximums per program component, the aggregate bonus amount cannot exceed 150% and 45%, respectively, of base salaries.

The following table provides information regarding stock appreciation right (SAR), performance share unit (PSU), and restricted stock unit (RSU) grants awarded during the year ended December 31, 2016 under the Company's 2008 Incentive Plan and the Incentive Plan for the Named Executive Officers listed in the Summary Compensation Table.

Name	Grant Date	Grant Type	All Other Option Awards: Number of Securities Underlying Award (#)	Exercise or Base Price of Awards ($)	Grant Date Fair Value of Awards ($)

Ross R. Moody	02/17/16	SAR	8,893	$216.48	$517,581
	02/17/16	RSU	2,223	$216.48	$481,235
	02/17/16	PSU	4,447	$216.48	$1,064,471

K. Kennedy Nelson	02/17/16	SAR	299	$216.48	$12,339
	02/17/16	RSU	75	$216.48	$16,236
	02/17/16	PSU	149	$216.48	$35,666

Brian M. Pribyl	02/17/16	SAR	433	$216.48	$17,870
	02/17/16	RSU	108	$216.48	$23,380
	02/17/16	PSU	216	$216.48	$51,704

Charles D. Milos	02/17/16	SAR	363	$216.48	$14,974
	02/17/16	RSU	91	$216.48	$19,700
	02/17/16	PSU	181	$216.48	$43,326

Patricia L. Scheuer	02/17/16	SAR	372	$216.48	$15,346
	02/17/16	RSU	93	$216.48	$20,133
	02/17/16	PSU	186	$216.48	$44,523

Outstanding Equity Awards at December 31, 2016

The following table provides information regarding outstanding stock options, SARs, RSUs, and PSUs held by the executive officers named in the Summary Compensation Table as of December 31, 2016.

	Option/SAR/RSU/PSU Awards
Name	Number of Securities Underlying Options/SARs/RSUs/PSUs Exercisable (#)		Number of Securities Underlying Unexercised Options/SARs/RSUs/PSUs Unexercisable (#)	Option/SAR/RSU/PSU Exercise Price ($)	Option/SAR/RSU/PSU Expiration Date

Ross R. Moody Grants:
4/18/2008	5,518	*	—	255.13	04/18/2018
06/20/2008 (director)	1,000	*	—	208.05	06/20/2018
12/14/2011	3,312		2,206	132.56	12/14/2021
12/14/2011 (director)	1,000	*	—	132.56	12/14/2021
12/11/2013	1,000		4,000	210.22	12/11/2023
12/11/2013 (director)	600		400	210.22	12/11/2023
02/17/16 SAR	—		8,893	216.48	02/17/2026
02/17/16 RSU	—		2,223	216.48	02/17/2019
02/17/16 PSU	—		4,447	216.48	12/31/2018
04/14/16 (director RSU)	—		233	226.84	04/14/2017

K. Kennedy Nelson Grants:
12/14/2011	—		200	132.56	12/14/2021
12/11/2013	—		800	210.22	12/11/2023
02/17/16 SAR	—		299	216.48	02/17/2026
02/17/16 RSU	—		75	216.48	02/17/2019
02/17/16 PSU	—		149	216.48	12/31/2018

Brian M. Pribyl Grants:
2/19/2009	400	*	—	114.64	02/19/2019
12/14/2011	600		400	132.56	12/14/2021
12/11/2013	200		800	210.22	12/11/2023
02/17/16 SAR	—		433	216.48	02/17/2026
02/17/16 RSU	—		108	216.48	02/17/2019
02/17/16 PSU	—		216	216.48	12/31/2018

Charles D. Milos Grants:
12/14/2011	—		400	132.56	12/14/2021
12/11/2013	—		800	210.22	12/11/2023
12/11/2013 (director)	—		400	210.22	12/11/2023
02/17/16 SAR	—		363	216.48	02/17/2026
02/17/16 RSU	—		91	216.48	02/17/2019
02/17/16 PSU	—		181	216.48	12/31/2018
04/14/16 (director RSU)	—		233	226.84	04/14/2017

	Option/SAR/RSU/PSU Awards
Name	Number of Securities Underlying Options/SARs/RSUs/PSUs Exercisable (#)	Number of Securities Underlying Unexercised Options/SARs/RSUs/PSUs Unexercisable (#)	Option/SAR/RSU/PSU Exercise Price ($)	Option/SAR/RSU/PSU Expiration Date

Patricia L. Scheuer Grants:
12/14/2011	—	400	132.56	12/14/2021
12/11/2013	—	800	210.22	12/11/2023
02/17/16 SAR	—	372	216.48	02/17/2026
02/17/16 RSU	—	93	216.48	02/17/2019
02/17/16 PSU	—	186	216.48	12/31/2018

Note: Columns with no data have been omitted.
(*) - Fully vested.
Officer stock options and SARs granted prior to 2016 vest 20% annually following three full years of service to the Company from the date of grant.  Stock options and SARs granted to members of the Board of Directors prior to 2016 vest 20% annually following one full year of service to the Company from the date of grant. SARs granted to officers in 2016 will vest annually at a rate of 33.3% per year from the date of grant while RSUs and PSUs granted to officers in 2016 will vest three years from the date of grant. RSUs granted to members of the Board of Directors in 2016 vest one year from the date of grant. Accordingly, the unexercisable options, SARs, RSUs, and PSUs shown in the previous table are scheduled to vest during the following years:

	2017	2018	2019	2020	2021 to 2024	Total Unexercisable

Ross R. Moody Grants:
12/14/2011	1,103	1,103	—	—	—	2,206
12/11/2013	1,000	1,000	1,000	1,000	—	4,000
12/11/2013 (director)	200	200	—	—	—	400
02/17/16 SAR	2,964	2,964	2,965	—	—	8,893
02/17/16 RSU	—	—	2,223	—	—	2,223
02/17/16 PSU	—	—	4,447	—	—	4,447
04/14/16 (director RSU)	233	—	—			233

K. Kennedy Nelson Grants:
12/14/2011	100	100	—	—	—	200
12/11/2013	200	200	200	200	—	800
02/17/16 SAR	100	100	99	—	—	299
02/17/16 RSU	—	—	75	—	—	75
02/17/16 PSU	—	—	149	—	—	149

Brian M. Pribyl Grants:
12/14/2011	200	200	—	—	—	400
12/11/2013	200	200	200	200	—	800
02/17/16 SAR	144	144	145	—	—	433
02/17/16 RSU	—	—	108	—	—	108
02/17/16 PSU	—	—	216	—	—	216

	2017	2018	2019	2020	2021 to 2024	Total Unexercisable

Charles D. Milos Grants:
12/14/2011	200	200	—	—	—	400
12/11/2013	200	200	200	200	—	800
12/11/2013 (director)	200	200	—	—	—	400
02/17/16 SAR	121	121	121	—	—	363
02/17/16 RSU	—	—	91	—	—	91
02/17/16 PSU	—	—	181	—	—	181
04/14/16 (director RSU)	233	—	—	—	—	233

Patricia L. Scheuer Grants:
12/14/2011	200	200	—	—	—	400
12/11/2013	200	200	200	200	—	800
02/17/16 SAR	124	124	124	—	—	372
02/17/16 RSU	—	—	93	—	—	93
02/17/16 PSU	—	—	186	—	—	186

Option Exercises and Stock Vested

The following table sets forth information regarding stock option and SAR exercises by the executive officers named in the Summary Compensation Table for the year ended December 31, 2016.  The Company does not have stock award plans with stock awards subject to vesting.

	Option/SAR Awards
Name	Number of Shares Exercised (#)	Value Realized On Exercise ($)

Ross R. Moody	6,518	1,221,312

K. Kennedy Nelson	1,000	81,130

Brian M. Pribyl	1,000	55,670

Charles D. Milos	6,400	916,388

Patricia L. Scheuer	1,800	164,758
Note: Columns with no data have been omitted.

Pension Benefits

The following table provides information regarding benefits under NWLIC’s Pension Plan, Grandfathered Non-Qualified Defined Benefit Plan, Non-Qualified Defined Benefit Plan,and Non-Qualified Defined Benefit Plan for the President of National Western Life Insurance Company (NWLIC).

Name	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Ross R. Moody	NWLIC Pension Plan	17	456,389	—

	Non-Qualified Defined
	Benefit Plan for the
	President of NWLIC	26	3,789,900	—

K. Kennedy Nelson	NWLIC Pension Plan	5	189,846	—

Brian M. Pribyl	NWLIC Pension Plan	7	221,086	—

Charles D. Milos	NWLIC Pension Plan	25	570,380	49,152

	NWLIC Grandfathered	28	694,594	—
	Non-Qualified
	Defined Benefit Plan

	NWLIC Non-Qualified	28	703,544	—
	Defined Benefit Plan

Patricia L. Scheuer	NWLIC Pension Plan	15	517,922	—

Note: Columns with no data have been omitted.

Pension Plan. The qualified defined benefit plan covers substantially all employees and officers of NWLIC and provides benefits based on the participant’s years of service and compensation.  The company makes annual contributions to the plan that complies with the minimum funding provisions of the Employee Retirement Income Security Act.  Annual pension benefits for those employees who became eligible participants prior to January 1, 1991, are generally calculated as the sum of the following:

(a)50% of the participant’s final 5-year average annual eligible compensation at December 31, 1990, less 50% of their primary social security benefit determined at December 31, 1990; this net amount is then prorated for less than 15 years of benefit service at normal retirement date.  This result is multiplied by a fraction which is the participant’s years of benefit service at December 31, 1990, divided by the participant's years of benefit service at normal retirement date.
(b)1.5% of the participant's eligible compensation earned during each year of benefit service after December 31, 1990 and through December 31, 2007.

Annual pension benefits for those employees who become eligible participants on or subsequent to January 1, 1991, are generally calculated as 1.5% of their compensation earned during each year of benefit service through December 31, 2007.

On October 19, 2007, NWLIC’s Board of Directors approved an amendment to freeze the Pension Plan as of December 31, 2007.  The freeze ceased future benefit accruals to all participants and closed the Plan to any new participants.  In addition, all participants became immediately 100% vested in their accrued benefits as of that date.  Accordingly future pension expense is projected to be minimal.

Non-Qualified Defined Benefit Plan.   This plan covers officers of NWLIC who were in the position of senior vice president or above prior to 1991.  The plan provides benefits based on the participant's years of service and compensation.  No minimum funding standards are required.

The benefit to be paid pursuant to this plan to a participant who retires at his normal retirement date shall be equal to (a) minus (b) minus (c), but the benefit may not exceed (d) minus (b) where:

(a)is the benefit which would have been payable at the participant’s normal retirement date under the terms of the Pension Plan as of December 31, 1990, as if that plan had continued without change and without regard to Internal Revenue Code Section 401(a) (17) and 415 limits, and,
(b)is the benefit which actually becomes payable under the terms of the Pension Plan at the participant's normal retirement date, and,
(c)is the actuarially equivalent life annuity which may be provided by an accumulation of 2% of the participant's compensation for each year of service on and after January 1, 1991, accumulated at an assumed interest rate of 8.5% to the participant's normal retirement date, and,
(d)is the benefit which would have been payable at the participant's normal retirement date under the terms of the Pension Plan as of December 31, 1990, as if that plan had continued without change and without regard to Internal Revenue Code Section 401(a)(17) and 415 limits, except that the proration over 15 years shall instead be calculated over 30 years.

The Chairman Emeritus, Robert L. Moody, is currently receiving in-service benefits from this plan.  The benefit that Mr. Moody began receiving as of his normal retirement date pursuant to the plan was equal to (a) minus (b) minus (c) where:

(a)was his years of service (up to 45), multiplied by 1.66667%, and then multiplied by the excess of his eligible compensation over his primary social security benefit under the terms of the Pension Plan as of December 31, 1990, as if that plan had continued without change and without regard to Internal Revenue Code Section 401(a) (17) and 415 limits, and,
(b)was the benefit payable to him under the terms of the Pension Plan, and,
(c)was the actuarially equivalent life annuity provided by an accumulation of 2% of his compensation for each year of service on and after January 1, 1991, accumulated at an assumed interest rate of 8.5% to his normal retirement date.

This benefit was increased for additional service and changes in eligible compensation through December 31, 2004.  The benefit was frozen as of December 31, 2004 in connection with plan changes required by the American Jobs Creation Act of 2004.

Non-Qualified Defined Benefit Plan for the President of National Western Life Insurance Company.   This plan covers the former President of NWLIC, Ross R. Moody, and is intended to provide benefit accruals that comply with the American Jobs Creation Act of 2004.  No minimum funding standards are required.

The annual benefit to be paid to the President of NWLIC who retires at his normal retirement date shall be equal to (a) minus (b) minus (c) where:

(a)equals his years of service (up to 45), multiplied by 1.66667%, and then multiplied by the excess of his eligible compensation over his primary social security benefit under the terms of the Pension Plan as of December 31, 1990, as if that plan had continued without change and without regard to Internal Revenue Code Section 401(a) (17) and 415 limits, and,
(b)equals the actuarially equivalent life annuity provided by an accumulation of 2% of his compensation for each year of service on and after his date of hire, accumulated at an assumed interest rate of 8.5% to his normal retirement date, and,
(c)equals the benefit actually payable to him under the terms of the Pension Plan.

The plan provides for a monthly in-service benefit if Mr. Ross R. Moody continues employment after his normal retirement date.

Non-Qualified Deferred Compensation

The following table provides information regarding NWLIC's non-qualified deferred compensation plan for the executive officers named in the Summary Compensation Table as of December 31, 2016.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year (a) ($)	Aggregate Earnings in Last Fiscal Year (b) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End (c) ($)

Ross R. Moody	58,537	48,305	130,932	—	1,895,971

K. Kennedy Nelson	60,316	4,437	12,462	—	167,550

Brian M. Pribyl	13,258	9,129	(20,456)	—	321,870

Charles D. Milos	13,696	7,759	92,965	—	1,073,531

Patricia L. Scheuer	21,965	5,910	4,558	—	315,523

Note: Columns with no data have been omitted.

(a)	NWLIC contributions are reflected in the "All Other Compensation" column in the Summary Compensation Table and are not additional earned compensation.

(b)	The investment options under the plan consist of a selection of mutual funds identical to those available to all employees through the 401(k) plan.

(c)
Balances in the plan are settled in cash upon the termination event selected by the officer and distributed either in a lump sum or in annual installments. Deferred amounts represent unsecured obligations of the Company.

Potential Payments Upon Termination or Change in Control

Other than the Company’s 1995 Stock and Incentive Plan, 2008 Incentive Plan, Incentive Plan, and Ross R. Moody's Change in Control & Severance Agreement, the Company has no contract, agreement, plan, or arrangement, written or unwritten, that provides for payment to any officer at, following, or in connection with any termination, severance, retirement or a constructive termination, or a change in control of the Company, or a change in any officer's responsibilities.

Termination of Employment without Cause
Under Mr. Ross R. Moody's Change in Control & Severance Agreement, if Mr. Moody's employment is terminated by us for any reason other than for "cause" during the employment period (but not within three years of a "change in control"), subject to his execution (other than upon death) of a release of claims, he will be entitled to (1) a lump sum cash amount equal to three times the sum of his annual base salary plus three times his target bonus payable within 10 business days following the date of the employment termination and (2) financial counseling services, not to exceed $35,000, for a one-year period after termination of employment. Under the agreement, "cause" is defined as the willful and continued failure of the executive to perform substantially the executive's duties owed to the company or its affiliates after a written demand for substantial performance is delivered to the executive specifically identifying the nature of such unacceptable performance.

Change in Control
The 1995 Stock and Incentive Plan governs certain of the stock option grants held by our executive officers.  Our executive officers are not entitled to any benefits under our 1995 Stock and Incentive Plan that are not available to other participants.  The 1995 Stock and Incentive Plan includes the following change in control provisions, which would result in the accelerated vesting of outstanding option grants:  In the event of a Change of Control, all outstanding Awards shall immediately vest and become exercisable or satisfiable, as applicable.  The Committee, in its discretion, may determine that upon the occurrence of a Change in Control, each Award outstanding hereunder shall terminate within a specified number of days after notice to the Holder, and such Holder shall receive, with respect to each share of Common Stock subject to such Award, cash in an amount equal to the excess of (i) the higher of (x) the Fair Market Value of such share of Common Stock immediately prior to the occurrence of such Change of Control or (y) the value of the consideration to be received in connection with such Change of Control for one share of Common Stock over (ii) the exercise price per share, if applicable, of Common Stock set forth in such Award.  The provisions contained in the preceding sentence shall be inapplicable to an Award granted within six (6) months before the occurrence of a Change of Control if the Holder of such Award is subject to the reporting requirements of Section 16(a) of the 1934 Act.  If the consideration offered to stockholders of the Company in any transaction described in this paragraph consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.  The provisions contained in this paragraph shall not terminate any rights of the Holder to further payments pursuant to any other agreement with the Company following a Change of Control.

The 2008 Incentive Plan governs certain of the stock option grants and/or SARs held by our executive officers and provides for the acceleration of vesting of all awards upon a change in control of the Company. The 2008 Incentive Plan includes the following change in control provisions, which would result in the accelerated vesting of outstanding award grants:  The Committee may provide in an option agreement and/or Stock Appreciation Rights agreement that in the event of a Change in Control of the Company, (i) all or a portion of the stock options and/or any Stock Appreciation Rights awarded under such agreement shall become fully vested and immediately exercisable and/or (ii) the vesting of all performance-based stock options shall be determined as if the performance period or cycle applicable to such stock options had ended immediately upon such Change in Control.

The Incentive Plan, which governs certain SARs, the RSUs, and PSUs held by our executive officers and provides for acceleration of vesting of all awards upon a change in control of the Company, contains the same change in control provisions noted above for the 2008 Incentive Plan.

Our executive officers hold grants under the 1995 Stock and Incentive Plan, the 2008 Incentive Plan, and the Incentive Plan. Grants under all three plans will immediately vest upon a change in control.  The following table depicts potential benefits for our executive officers as a result of a change in control.  Such termination is assumed to occur on January 1, 2017.

Named Executive Officer	Intrinsic Value of Accelerated Equity (1) ($)

Ross R. Moody	4,841,769

K. Kennedy Nelson	203,290

Brian M. Pribyl	483,395

Charles D. Milos	370,255

Patricia L. Scheuer	260,274

(1)Value is based upon the closing selling price per share of our Class A Stock on the NASDAQ Global Select Market on December 31, 2016, the last trading day of 2016, which was $310.80.

The agreement with Mr. Moody provides for severance payments upon a termination of employment by us without "cause," or by Mr. Moody with good reason, within three years following a "change in control." In the event of a qualifying termination following a change in control, Mr. Moody would be entitled to (1) a lump sum cash amount equal to his currently effective annual base salary through the termination date and any accrued vacation pay payable within 10 business days following the date of the employment termination, (2) a lump sum cash amount equal to three times the sum of his annual base salary plus three times his target bonus payable within 10 business days following the date of the employment termination, (3) reimbursement of up to $50,000 for expenses and costs related to outplacement services, the provider of which shall be selected by Mr. Moody in his sole discretion, (4) continued use of a company car for one year following the termination date, and (5) reimbursement up to $75,000 for legal fees and expenses incurred as a result of any dispute resolution process entered into by Mr. Moody to enforce the agreement.

Under the agreement, "cause" is defined as the willful and continued failure of the executive to perform substantially the executive's duties owed to the company or its affiliates after a written demand for substantial performance is delivered to the executive specifically identifying the nature of such unacceptable performance. A "change in control" is deemed to occur if:

(a) any person or group of persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934 as amended (the "Act")), other than National Western Life Group, Inc. ("NWLGI") or a subsidiary of NWLGI or an employee benefit plan sponsored by NWLGI or a subsidiary of NWLGI, acquires beneficial ownership (as defined in Section 13(d) (directly or indirectly) of (i) 50 percent or more of the outstanding securities of NWLGI entitled to vote in the elections of directors (or securities or rights convertible into or exchangeable for such securities) ("Stock") of NWLGI, or (ii) Stock having a total number of votes that may be cast and elect a majority of the directors of NWLGI; or
(b) there shall have been a change in a majority of the members of the Board of Directors of NWLGI within a twelve month period, unless the election or nomination for election by NWLGI's stockholders of each new director during such twelve month period was approved by the vote of two-thirds of the directors then still in office who were directors at the beginning of such twelve month period; or
(c) the stockholders of NWLGI shall approve (i) any consolidation, merger, or other reorganization of NWLGI in which NWLGI is not the continuing or surviving corporation or pursuant to which shares of Stock would be converted into cash, securities, or other property, other than a merger of NWLGI in which holders of Stock immediately prior to the merger have either the same proportionate ownership of common stock of the surviving corporation immediately after the merger as immediately before or have more than 50 percent of the ownership of voting common stock of the surviving corporation immediately after the merger, or (ii) any sale, lease, exchange, or other transfer in one transaction or a series of related transactions of 50 percent or more of the assets of NWLGI; or
(d) there shall occur a liquidation or dissolution of NWLGI.

The following table reflects the estimated payments to Mr. Moody that may be made upon certain terminations of employment, including a termination within three years of a change in control. The estimated payments in the table are calculated based on the assumption that the hypothetical termination of employment occurred on December 31, 2016. See the table above for a calculation of the intrinsic value of accelerated equity following a change in control.

Scenario	Cash Severance ($)	Benefits ($)	Total ($)

Voluntary Resignation (No Good Reason)	—	—	—
Qualifying Termination	5,737,674	35,000	5,772,674
Involuntary Termination for Cause	—	—	—
Qualifying Termination Following Change In Control	5,737,674	125,000	5,862,674
No Termination Following Change in Control	—	—	—

(1) Under the terms of the agreement, Mr. Moody would be entitled to be paid the amounts of any accrued benefits through the date of termination to the extent not previously paid or provided, along with the use of a company car for one year from the termination date.

Director Compensation

The following table sets forth the compensation for 2016 for those individuals who served as members of the Company's Board of Directors during 2016 (excluding Named Executive Officers whose director compensation is included in the Summary Compensation Table).

Name	Fees Earned or Paid in Cash ($)		RSU Awards ($)	All Other Compensation ($)		Total ($)

David S. Boone	54,000	*	52,854	36,558	(a)	143,412

Stephen E. Glasgow	71,000	*	52,854	66,199	(b)	190,053

E. Douglas McLeod	41,000		52,854	38,266	(c)	132,119

Ann M. Moody	40,000		52,854	718		93,572

Robert L. Moody**	19,000		52,854	110,278	(d)	182,132

Russell S. Moody**	39,000		52,854	12,685		104,539

Frances A. Moody-Dahlberg	41,000		52,854	47,441	(e)	141,295

Louis E. Pauls Jr.	57,667		52,854	40,452	(f)	150,973

E. J. Pederson	68,000	*	52,854	928		121,782

Note: Columns with no data have been omitted.
* The Fees Earned column includes NWLIC director fees of $22,000 for Mr. Boone, $15,000 for Mr. Glasgow, and $7,000 for Mr. Pederson.
** Served as a member of the Board of Directors of the Company until June 2016.

(a)	The amount shown for Mr. Boone includes $31,508 value of the Company's Group and Excess Benefit Plans.

(b)	The amount shown for Mr. Glasgow includes $55,527 value of the Company's Group and Excess Benefit Plans.

(c)	The amount shown for Mr. McLeod includes $31,508 value of the Company's Group and Excess Benefit Plans.

(d)	The amount shown for Mr. Moody includes $110,278 value of the Company's Group and Excess Benefit Plans.

(e)	The amount shown for Mrs. Moody-Dahlberg includes 31,508 value of the Company's Group and Excess Benefit Plans.

(f)	The amount shown for Mr. Pauls includes 39,734 value of the Company's Group and Excess Benefit Plans.

Company directors received $2,500 per month in retainer fees up through April 2016 (increased to $3,000 per month as of May 1, 2016) and $1,000 for each board meeting attended in 2016. They are also reimbursed for actual travel expenses incurred in performing services as directors.  An additional $1,000 is paid for each committee meeting attended.  Directors of the Company's subsidiary, NWLIC, receive $1,000 per board meeting attended. Directors of the Company's subsidiary, NWL Investments, Inc., receive $250 annually.  Nonemployee directors of the Company's subsidiary, NWL Services, Inc., receive $1,000 per board meeting attended.  Directors of the Company's downstream subsidiary, NWLSM, Inc., receive $1,000 per board meeting attended.  Directors of the Company's downstream subsidiaries, Regent Care General Partner, Inc., Regent Care Operations General Partner, Inc., Regent Care San Marcos A-1, LLC, and Regent Care San Marcos B-1, LLC receive $250 per board meeting attended.  Directors of the Company's downstream subsidiary, Regent Care Limited Partner, Inc., receive $500 per board meeting attended.  The amounts paid pursuant to these arrangements are included in the Summary Compensation Table of this Item.  The directors and their dependents are also eligible to participate in NWLIC's group insurance program.

Directors of the Company are eligible for restricted stock awards, incentive awards, and performance awards under the National Western Life Insurance Company 2008 Incentive Plan and the Incentive Plan.  Company directors, including members of the Compensation and Stock Option Committee, are eligible for nondiscretionary stock options. The following table provides information regarding RSU awards to directors during the year ended December 31, 2016 under the Company's Incentive Plan. The RSUs vest one year from the date of g rant, and are payable in cash at the vesting date equal to the closing price of the Company's Class A common share at that time.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying RSUs (#)	Exercise or Base Price of RSU Awards ($)*	Grant Date Fair Value of RSU Awards ($)

David S. Boone	04/14/16	233	226.84	52,854

Stephen E. Glasgow	04/14/16	233	226.84	52,854

E. Douglas McLeod	04/14/16	233	226.84	52,854

Charles D. Milos	04/14/16	233	226.84	52,854

Robert L. Moody	04/14/16	233	226.84	52,854

Ross R. Moody	04/14/16	233	226.84	52,854

Russell S. Moody	04/14/16	233	226.84	52,854

Frances A. Moody-Dahlberg	04/14/16	233	226.84	52,854

Louis E. Pauls, Jr.	04/14/16	233	226.84	52,854

E. J. Pederson	04/14/16	233	226.84	52,854

*RSUs are payable in cash at the vesting date equal to the closing price of the Company's Class A common stock at that time.

PROPOSAL 2:  RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

BKD, LLP, an independent registered public accounting firm, has served as our independent auditors since 2014 and audited our consolidated financial statements for the year ended December 31, 2016.  The Audit Committee is directly responsible for the appointment of our independent registered public accounting firm and has appointed BKD, LLP to audit our financial statements for the year ending December 31, 2017. Stockholder ratification of the appointment of BKD, LLP as our independent registered public accounting firm is not required by our Amended and Restated Bylaws or other applicable legal requirement.  However, the appointment of BKD, LLP is being submitted to the stockholders for ratification.  If the stockholders do not ratify the appointment of BKD, LLP as the Company's independent registered public accounting firm, the Audit Committee will consider the matter at its next meeting.  Even if the appointment is ratified, the Audit Committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be appropriate.

Representatives of BKD, LLP have informed us that they will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Audit Fees

The aggregate fees billed NWLIC and its subsidiaries by BKD, LLP for 2016 and 2015 are set forth in the table below:

	2016	2015
	(In thousands)

Audit Fees (1)	$750	$638
Audit Related Fees (2)	$40	$4
Tax Fees	—	—
All Other Fees	—	—

Total	$790	$642

(1)These amounts represent the aggregate fees for professional services agreed upon by BKD, LLP for the audit of the Company's consolidated annual financial statements for the years ended December 31, 2016 and 2015, reviews of the condensed consolidated financial statements included in the Company quarterly reports on Form 10-Q for these years, and the related annual audits of internal control over financial reporting.
(2)The amounts in 2016 represent fees paid to BKD LLP for additional audit work beyond the normal audit scope related to the Company's conversion of policies and related processing to a newly installed policy administration computer system.The amounts in 2015 represent fees for professional services provided by BKD, LLP in providing their consent to incorporation of their audit report in other SEC filings of the Company.
The Audit Committee has adopted a formal policy concerning approval of audit and non-audit services to be provided by the independent auditor of the Company.  The policy requires that all services the Company's independent auditor may provide to the Company, including audit services and permitted audit-related and non-auditor services, be pre-approved by the Committee.  The Committee approved all audit and non-audit services provided by BKD, LLP during 2016 and 2015.

The Board of Directors recommends that you vote "FOR" the ratification of the appointment of BKD, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.  All proxies executed and returned will be voted "FOR" the ratification of the appointment of BKD, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 unless the proxy specifies otherwise.

PROPOSAL 3: NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR
NAMED EXECUTIVE OFFICERS

Background of the Proposal

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires all public companies to hold a separate non-binding, advisory stockholder vote to approve the compensation of Named Executive Officers (NEOs) as described in the Compensation Discussion and Analysis, the executive compensation tables, and any related information in the Company's proxy statement (commonly known as a "Say on Pay" proposal).

Compensation of Named Executive Officers

The Board of Directors and its Compensation Committee support compensation policies that place an emphasis on pay for performance. The Compensation Committee recognizes the broad concern in today's economic environment about excessive NEO compensation while also recognizing the importance of competitive compensation programs that are essential to recruiting and retaining key executive talent needed to produce successful operating results.

Please read the "Compensation Discussion and Analysis" beginning on page 14 for details about the Company's executive compensation program, including information about the compensation of our NEOs for 2016. In summary, the Board of Directors and its Compensation Committee believes that its executive compensation program aligns with the long-term interests of our stockholders and the achievement of key operating objectives.

The Company believes that its executive compensation programs are structured to mitigate risk by emphasizing long-term compensation and financial performance measures correlated with stockholder value rather than simply rewarding shorter-term performance and payout periods. This structure emphasizes:

•	Pay for performance,

•	Alignment of executive interests with stockholders,

•	Providing compensation opportunities appropriate for the size of the Company when compared to peer companies,

•	Minimizing excessive or inappropriate risk, and

•	Independent oversight over compensation principles and objectives that govern compensation decisions.

This proposal requests stockholders to indicate their support for the 2016 compensation of our NEOs as disclosed in this proxy statement pursuant to the SEC's compensation disclosure rules (which includes the "Compensation Discussion and Analysis," the compensation tables, and the narrative disclosures that accompany the compensation tables in this proxy statement). This vote is not intended to address any specific element of compensation, but rather the overall compensation of our NEOs and the compensation philosophy, policies, and practices described in this proxy statement. As an advisory vote, the outcome of the vote on this proposal is not binding on the Company. However, the Compensation Committee, which is responsible for designing and administering the Company's executive compensation programs, values the opinions expressed by stockholders in the voting results on this proposal and will consider them when making future compensation decisions for our NEOs.

Accordingly, the Company is asking stockholders to vote on the following advisory resolution at the 2017 Annual Meeting:

RESOLVED, that the stockholders of National Western Life Group Inc. approve, on an advisory basis, the compensation of the Named Executive Officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables, notes, and narrative in this proxy statement for the Company's 2017 Annual Meeting of Stockholders.

The Board of Directors recommends a vote "FOR" the approval of the advisory resolution on compensation of Named Executive Officers. All proxies executed and returned will be voted "FOR" the advisory resolution unless the proxy specifies otherwise.

PROPOSAL 4: NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY
VOTING ON EXECUTIVE COMPENSATION

Background of the Proposal

The Dodd-Frank Wall Street Reform and Consumer Protection Act also requires all public companies to permit a separate non-binding, advisory stockholder vote with respect to the frequency of the vote on the Say on Pay proposal. Companies must give stockholders the choice of whether to cast an advisory vote on the Say on Pay proposal every year, every two years, or every three years (commonly known as the "Frequency Vote on Say on Pay"). Stockholders may also abstain from making a choice. The Dodd-Frank Act requires all public companies to submit to their stockholders no less often than every six years thereafter the Frequency Vote on Say on Pay.

Frequency Vote on Say on Pay

As discussed above, the Board of Directors believes that current executive compensation programs link executive compensation to the Company's financial performance and align the interests of our executive officers with those of stockholders. The Board considers giving stockholders the right to cast an advisory vote on their approval of the compensation arrangements of our NEOs a good corporate governance practice. The Board further believes it is in the best interests of our stockholders to provide the Company with periodic input on our executive compensation philosophy, policies, and practices as disclosed in the proxy statement every year.

Although after careful consideration the Board of Directors recommends that the Say on Pay proposal be voted on every three years given our consistent practices in this area and the alignment of our executive compensation programs with those of stockholders, our stockholders will be able to specify one of four choices for the Frequency Vote on Say on Pay proposal as follows: (i) every three years, (ii) every two years, (iii) every year, or (iv) abstain. Stockholders are not voting to approve or disapprove of the Board's recommendation of a vote every three years on the Say on Pay proposal. Because this vote is advisory and will not be binding on the Board or the Company, the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option most frequently specified by our stockholders.

The Board of Directors recommends that you vote "FOR" the Company to hold future advisory votes to approve the compensation of our NEOs every three years. All proxies executed and returned will be voted "FOR" future advisory votes to approve the compensation of our NEOs every three years unless the proxy specifies otherwise.

AUDIT COMMITTEE REPORT

The Board of Directors maintains an Audit Committee comprised of four of the Company's non-employee independent directors. The Audit Committee of the Board is responsible for the appointment and compensation of the independent auditors for the Company, reviewing the activities and independence of the independent auditors, including the plan and scope of the audit and audit fees, monitoring the adequacy of the reporting and internal controls, oversight of any internal audit function, meeting periodically with management and the independent auditors, and resolving any disagreements between management and the independent auditors. Pursuant to the NASDAQ Listing Rules and federal securities laws, all of the members of the Audit Committee are independent.

BKD, LLP, Little Rock, Arkansas, was the Company's independent registered public accounting firm with respect to the Company's consolidated financial statements for the year ended December 31, 2016. Audit services performed by BKD, LLP consist of the audit of the statutory and consolidated GAAP basis financial statements of the Company and its subsidiaries for such year, preparation of various reports based thereon, and services related to the filings with the Securities and Exchange Commission in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB). In addition, BKD, LLP audited the design and operating effectiveness of the Company's internal controls over financial reporting. The Audit Committee has received periodic reports as to the Company's own testing and evaluation of its internal controls, as well as that of BKD, LLP.

The Disclosure Committee is a committee of personnel from several NWLIC departments and senior officers that reports directly to the Audit Committee. It is responsible for evaluating disclosure controls and procedures and for gathering, analyzing, and disclosing information as required to be disclosed under the securities laws. It assists the CEO and CFO with their responsibilities of making the required certifications under the securities laws regarding the Company's disclosure controls and procedures. It ensures that material financial information is properly communicated up the Company's hierarchy to the appropriate person(s) and that all disclosures are made in a timely fashion. The Disclosure Committee meets on a monthly basis.

In performance of its duties, the Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2016 with the Company’s management and with BKD, LLP, including the results of BKD, LLP’s audit of the Company’s financial statements. The Audit Committee has also discussed with BKD, LLP all matters that the independent registered public accounting firm was required to communicate and discuss with the Audit Committee, including the matters required to be discussed by the PCAOB Auditing Standards 16 - Communications with Audit Committees.  The Audit Committee also has received and reviewed the written disclosures and the letter from BKD, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding BKD, LLP’s communications with the Audit Committee concerning independence, and has discussed with BKD, LLP its independence from the Company, as well as any relationships that may impact BKD, LLP’s objectivity and independence.

The Committee reviewed and discussed the audited consolidated financial statements of NWLGI as of and for the year ended December 31, 2016, with management and the independent auditors. Management has the responsibility for the preparation of the Company's consolidated financial statements, and the independent auditors have the responsibility for the examination of those statements.

Based on these reviews and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that National Western Life Group, Inc.'s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors

E. J. Pederson, Chairman
David S. Boone
Louis E. Pauls, Jr.
Stephen E. Glasgow

This Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that National Western Life Group, Inc. specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The information provided below sets forth certain information as of April 25, 2017, regarding (i) the ownership of voting securities of the Company by each person who is known to the management of the Company to have been the beneficial owner of more than five percent (5%) of the outstanding shares of the Company's Class A Stock or Class B Stock; (ii) the ownership interest of each director of the Company; (iii) the ownership interest of each Named Executive Officer of the Company; and (iv) the ownership interest of officers and directors of the Company as a group.  Insofar as is known to the Company, each such person, entity, or group has sole voting and investment power with respect to all such shares of Class A Stock and Class B Stock, except as may otherwise be noted.

For purposes of the tables below, the amounts and percentages of Class A Stock and Class B Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities.  Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security.  A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days, including through the exercise of options or warrants.  Beneficial ownership also includes securities that are the subject of a voting trust, proxy, power of attorney, or other similar agreement.  Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest.

Owners of More Than 5% of Our Common Stock

Based solely upon filings made with the SEC, the following persons are the only persons known by us to own beneficially more than 5% of the outstanding shares of Class A Stock or Class B Stock as of April 25, 2017.  Percent of class is calculated based on 3,436,166 shares of Class A Stock and 200,000 shares of Class B Stock outstanding as of April 25, 2017.

Name and Address of Beneficial Owners	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class

Robert L. Moody(1)	Class A Stock	1,167,597	33.90%
2302 Post Office Street, Suite 702	Class B Stock	198,074	99.04%
Galveston, TX

FMR LLC(2)	Class A Stock	238,599	6.94%
245 Summer Street
Boston, MA 02210

Dimensional Fund Advisors LP(3)	Class A Stock	182,754	5.32%
Building One
6300 Bee Cave Road
Austin, TX 78746

The Vanguard Group(4)	Class A Stock	173,229	5.04%
100 Vanguard Blvd.
Malvern, PA 19355

(1) Robert L. Moody is Chairman Emeritus of the Company.  Mr. Moody is the controlling stockholder of the Company, and he holds the voting power to elect more than a majority of the members of the Board of Directors.  Of the Class A Stock listed as owned, 8,500 shares are issuable upon the exercise of stock options that are currently exercisable, and Mr. Moody may be deemed to be the beneficial owner of one share owned by his wife, Mrs. Ann M. Moody.

(2) Based solely on information in a Schedule 13G filed by FMR LLC ("FMR") on February 13, 2017. FMR reported sole voting power of 86,579 shares and sole dispositive power of 238,599 shares of Class A Stock. FMR is a parent holding company in accordance with Section 240.13d-1(b)(1)(ii)(G) of the Securities Exchange Act of 1934.

(3) Based solely on information in a Schedule 13G filed by Dimensional Fund Advisors LP ("Dimensional") on February 9, 2017. Dimensional reported beneficially owning 182,754 shares of Class A Stock with sole voting power of 176,608 shares of Class A Stock and dispositive power of 182,754 shares of Class A Stock. Dimensional in an investment adviser registered under the Investment Advisors Act of 1940. The shares reported as beneficially owned by Dimensional are held by various investment companies registered under the Investment Company Act of 1940, and Dimensional serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the "Funds"). In certain cases, subsidiaries of Dimensional may act as an adviser or sub-adviser to certain Funds.

(4) Based solely on information in a Schedule 13G filed by The Vanguard Group ("Vanguard") on February 9, 2017. Vanguard reported sole voting power of 2,681 shares, shared voting power of 100 shares, sole dispositive power of 170,548, and shared dispositive power of 2,681 shares of Class A Stock. Vanguard in an investment adviser registered under the Investment Advisors Act of 1940.

Directors and Executive Officers

Except under applicable community property laws or as otherwise indicated in the footnotes to the table below, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned.  The address of all directors and executive officers in this table is c/o National Western Life Group, Inc., 850 East Anderson Lane, Austin, Texas 78752-1602.  Ownership amounts are as of April 25, 2017.    Percent of class is calculated based on 3,436,166 shares of Class A Stock and 200,000 shares of Class B Stock outstanding as of April 25, 2017.

Directors and Officers	Title of Class	Amount and Nature of Beneficial Ownership†		Percent of Class

Directors and Named Executive Officers:
Ross R. Moody	Class A Stock	10,518		+
	Class A Stock	625	(1)	+
	Class B Stock	482	(1)	+

Charles D. Milos	Class A Stock	6,834		+

Directors:
David S. Boone	Class A Stock	—		+

Stephen E. Glasgow	Class A Stock	20		+

E. Douglas McLeod	Class A Stock	3,000		+

Ann M. Moody	Class A Stock	8,501	(2)	+
	Class B Stock	—	(2)	+

Frances A. Moody-Dahlberg	Class A Stock	2,850		+
	Class A Stock	625	(1)	+
	Class B Stock	482	(1)	+

Louis E. Pauls, Jr.	Class A Stock	2,310		+

E. J. Pederson	Class A Stock	10		+

Directors and Executive	Class A Stock	35,293		1.0
Officers as a Group	Class B Stock	963		+
(9 Persons)

(1) Shares are owned indirectly through the Three R Trusts.  The Three R Trusts are four Texas trusts for the benefit of the children of Mr. Robert L. Moody (Robert L. Moody, Jr., Ross R. Moody, Russell S. Moody, and Frances A. Moody-Dahlberg).  The Three R Trusts owns a total of 2,500 shares of Class A Stock and 1,926 shares of Class B Stock.
(2) Mrs. Moody is not deemed to be the beneficial owner of shares held by Robert L. Moody, Mrs. Moody's husband. She may be deemed to be the indirect beneficial owner of 8,500 shares issuable to Mr. Robert L. Moody upon the exercise of stock options that are currently exercisable. Any determination regarding Mrs. Moody's beneficial ownership of such securities for purposes of federal securities laws has no impact on her ownership of those securities under state law, which ownership rights are governed by state law and agreements that have been entered into between Mr. Moody and Mrs. Moody.

+ Indicates ownership of less than one percent of the class.

† Class A Stock includes the below noted number of shares, and those of non Named Executive Officers, that are issuable upon the exercise of stock options that are either currently exercisable or that will become exercisable within 60 days of April 25, 2017.

Ross R. Moody – 6,518            E. Douglas McLeod – 1,000        Frances A. Moody-Dahlberg – 1,000    Louis E. Pauls, Jr. – 1,000

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities (collectively, the "Reporting Persons") to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the SEC and the NASDAQ Global Market. The Reporting Persons are required by SEC regulation to furnish us with copies of all Forms 3, 4, and 5 and any amendments thereto that they file. Based solely on our review of the copies of such forms that we have received and, where applicable, any written representations by any of them that no Form 5 was required, we believe that with respect to the year ended December 31, 2016, all the Reporting Persons complied with the applicable filing requirements on a timely basis.

OTHER INFORMATION

Annual Report to Stockholders

A copy of the 2016 Annual Report to Stockholders of National Western Life Group, Inc. for the year ended December 31, 2016 has been provided concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report to Stockholders is not incorporated by reference into this proxy statement and is not considered proxy solicitation material.

The Company's Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC on March 10, 2017, including any financial statements but without exhibits, is available at www.nwlgi.com or may be viewed at the United States Securities and Exchange Commission ("SEC") Public Reference Room in Washington, D.C. or at the SEC's Internet site at www.sec.gov; and may also be obtained without charge by written request to the Secretary, National Western Life Group, Inc., 850 East Anderson Lane, Austin, Texas 78752-1602.

Deadlines for Submitting Stockholder Nominations and Proposals

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and form of proxy and for consideration at our next annual meeting of stockholders. In order for a stockholder proposal to be eligible for inclusion in the proxy statement and form of proxy for next year's annual meeting pursuant to Rule 14a-8(e) of the Exchange Act, the proposal must be received by the Secretary of NWLGI at 850 East Anderson Lane, Austin, Texas 78752-1602 not later than January 5, 2018, the date that is at least 120 days prior to May 5, 2018, the anniversary date that this proxy statement was first made available to stockholders. Such proposals must meet all of the requirements of applicable Delaware law and the rules and regulations promulgated by the SEC (including the requirements of Rule 14a‑8) to be eligible for inclusion in our 2018 proxy materials. While the Board of Directors will consider stockholder proposals, we reserve the right to omit from our proxy statement and form of proxy stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Stockholders may contact the Secretary at our principal executive office located at 850 East Anderson Lane, Austin, Texas 78752-1602 for a copy of the requirements for making stockholder proposals.

Management does not intend to present and does not have any reason to believe that others will present at the Annual Meeting any item of business other than those set forth herein. However, if other matters are properly presented for a vote, the proxies will be voted upon such matters at the discretion and in accordance with the judgment of the person acting under the proxy.

Documents Available Without Charge
You may request a copy of our Annual Report on Form 10-K for the year ended December 31, 2016 and our proxy statement, each as filed with the SEC, at no cost, by writing to or telephoning us at the following address:
National Western Life Group, Inc.
850 East Anderson Lane
Austin, Texas 78752-1602
Telephone: (512) 836-1010
Attn: Investor Relations

If you would like to request documents from us, please do so by June 8, 2017 to receive them before the annual meeting. We will send requested documents by first-class mail within one business day after receiving the request.
You should rely only on the information contained or incorporated by reference in this proxy statement to vote on the annual meeting proposals. No one has been authorized to provide you with information that is different from what is contained in this proxy statement or in the incorporated documents.
This proxy statement is dated April 28, 2017. You should not assume the information contained in this proxy statement is accurate as of any date other than this date, and the mailing of this proxy statement to stockholders shall not imply information is accurate as of any other date.

By Order of the Board of Directors

/S/ Rey Perez
Rey Perez
Senior Vice President - Chief Legal Officer and Secretary

Austin, Texas
April 28, 2017

IT IS IMPORTANT THAT PROXIES BE SUBMITTED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO VOTE VIA THE INTERNET OR BY PHONE, OR COMPLETE, SIGN, DATE, AND RETURN A PROXY CARD.